                                                                     EXHIBIT 2.1



                     AGREEMENT AND PLAN OF REORGANIZATION

                                  dated as of

                                 June 23, 1999

                                 by and among

                       VOICESTREAM WIRELESS CORPORATION,

                   VOICESTREAM WIRELESS HOLDING CORPORATION

                                      and

                             OMNIPOINT CORPORATION

                               TABLE OF CONTENTS

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ARTICLE 1 -- DEFINITIONS...........................................................................    1
             SECTION 1.1    Definitions............................................................    1

ARTICLE 2 -- FORMATION OF HOLDING COMPANY AND SUBSIDIARIES.........................................   12
             SECTION 2.1    Organization of Holding Company........................................   12
             SECTION 2.2    Directors and Officers of Holding Company..............................   13
             SECTION 2.3    Organization of Merger Subsidiaries....................................   13
             SECTION 2.4    Actions of Directors and Officers......................................   13
             SECTION 2.5    Actions of Holding Company.............................................   13

ARTICLE 2A -- THE MERGERS; CLOSING.................................................................   14
             SECTION 2.1A   The Mergers............................................................   14
             SECTION 2.2A   Directors..............................................................   15
             SECTION 2.3A   Certificate of Incorporation and Bylaws................................   15
             SECTION 2.4A   Officers...............................................................   15

ARTICLE 3 -- EFFECT OF THE MERGERS ON SECURITIES OF VOICESTREAM,
             OMNIPOINT AND THE MERGER SUBSIDIARIES.................................................   15
             SECTION 3.1    Conversion of Merger Subsidiaries Stock................................   15
             SECTION 3.2    Cancellation of Holding Company Capital Stock..........................   16
             SECTION 3.3    Conversion of Common Stock.............................................   16
             SECTION 3.4    Surrender and Payment..................................................   19
             SECTION 3.5    Dissenting Shares......................................................   21
             SECTION 3.6    Options, Warrants and Preferred Stock..................................   21
             SECTION 3.7    Fractional Shares......................................................   23
             SECTION 3.8    Withholding Rights.....................................................   24
             SECTION 3.9    Lost Certificates......................................................   24

ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES OF OMNIPOINT...........................................   24
             SECTION 4.1    Corporate Existence and Power..........................................   24
             SECTION 4.2    Corporate Authorization................................................   24
             SECTION 4.3    Governmental Authorization.............................................   25
             SECTION 4.4    FCC Matters............................................................   25
             SECTION 4.5    Non-contravention......................................................   26
             SECTION 4.6    Capitalization.........................................................   27
             SECTION 4.7    Subsidiaries; Investments..............................................   28
             SECTION 4.8    SEC Filings............................................................   29
             SECTION 4.9    Financial Statements...................................................   29
             SECTION 4.10   Absence of Certain Changes.............................................   30
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             SECTION 4.11   No Undisclosed Material Liabilities....................................   30
             SECTION 4.12   Compliance with Laws and Court Orders..................................   30
             SECTION 4.13   Litigation.............................................................   30
             SECTION 4.14   Finders' Fees..........................................................   31
             SECTION 4.15   Opinion of Financial Advisor...........................................   31
             SECTION 4.16   Taxes..................................................................   31
             SECTION 4.17   Tax Opinions...........................................................   32
             SECTION 4.18   Employee Benefit Plans and Labor Matters...............................   32
             SECTION 4.19   Environmental Matters..................................................   34
             SECTION 4.20   Intellectual Property..................................................   34
             SECTION 4.21   Contracts..............................................................   35
             SECTION 4.22   Significant Omnipoint Employees........................................   35
             SECTION 4.23   Employment Matters.....................................................   36
             SECTION 4.24   Labor..................................................................   36
             SECTION 4.25   Vote Required..........................................................   37
             SECTION 4.26   Antitakeover Statutes and Charter Provisions...........................   37
             SECTION 4.27   Insurance..............................................................   37
             SECTION 4.28   Bank Accounts..........................................................   37
             SECTION 4.29   Transactions with Affiliates...........................................   37

ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF VOICESTREAM
             AND HOLDING COMPANY...................................................................   38
             SECTION 5.1    Corporate Existence and Power..........................................   38
             SECTION 5.2    Corporate Authorization................................................   38
             SECTION 5.3    Governmental Authorization.............................................   39
             SECTION 5.4    FCC Matters............................................................   39
             SECTION 5.5    Non-contravention......................................................   40
             SECTION 5.6    Capitalization.........................................................   41
             SECTION 5.7    Subsidiaries; Investments..............................................   41
             SECTION 5.8    SEC Filings............................................................   42
             SECTION 5.9    Financial Statements...................................................   43
             SECTION 5.10   Absence of Certain Changes.............................................   43
             SECTION 5.11   No Undisclosed Material Liabilities....................................   43
             SECTION 5.12   Compliance with Laws and Court Orders..................................   44
             SECTION 5.13   Litigation.............................................................   44
             SECTION 5.14   Finders' Fees..........................................................   44
             SECTION 5.15   Opinion of Financial Advisor...........................................   44
             SECTION 5.16   Taxes..................................................................   45
             SECTION 5.17   Tax Opinions...........................................................   45
             SECTION 5.18   Employee Benefit Plans and Labor Matters...............................   46
             SECTION 5.19   Environmental Matters..................................................   47
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                                      ii
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             SECTION 5.20   Intellectual Property..................................................   48
             SECTION 5.21   Contracts..............................................................   48
             SECTION 5.22   VoiceStream Employees..................................................   49
             SECTION 5.23   Employment Matters.....................................................   50
             SECTION 5.24   Labor..................................................................   50
             SECTION 5.26   Vote Required..........................................................   50
             SECTION 5.27   Insurance..............................................................   50
             SECTION 5.28   Bank Accounts..........................................................   51
             SECTION 5.29   Transactions with Affiliates...........................................   51
             SECTION 5.30   Not an Interested Stockholder..........................................   51
             SECTION 5.31   Representations with Respect to Holding Company........................   51

ARTICLE 6 -- COVENANTS OF OMNIPOINT................................................................   52
             SECTION 6.1    Omnipoint Interim Operations...........................................   52
             SECTION 6.2    No Solicitation........................................................   55
             SECTION 6.3    Access to Information..................................................   56

ARTICLE 7 -- COVENANTS OF VOICESTREAM AND HOLDING COMPANY..........................................   57
             SECTION 7.1    VoiceStream Interim Operations.........................................   57
             SECTION 7.3    Listing of Stock.......................................................   59
             SECTION 7.4    Holding Company Board of Directors.....................................   59
             SECTION 7.5    Employee Matters.......................................................   59
             SECTION 7.6    Access to Information..................................................   60
             SECTION 7.7    Covenants with Respect to Holding Company..............................   60
             SECTION 7.8    Registration Rights....................................................   61

ARTICLE 8 -- COVENANTS OF VOICESTREAM AND OMNIPOINT................................................   61
             SECTION 8.1    Best Efforts...........................................................   61
             SECTION 8.2    Registration Statement and Proxy Statement.............................   63
             SECTION 8.3    Public Announcements...................................................   64
             SECTION 8.4    Further Assurances.....................................................   65
             SECTION 8.5    Notices of Certain Events..............................................   65
             SECTION 8.6    Tax-free Treatment.....................................................   65
             SECTION 8.7    Affiliates.............................................................   66
             SECTION 8.8    Stockholders' Meeting..................................................   66
             SECTION 8.9    Conduct of Business by Holding Company and the Merger Subsidiaries
                            Pending the Mergers....................................................   67

ARTICLE 9 -- CONDITIONS TO THE MERGER..............................................................   67
             SECTION 9.1    Conditions to the Obligations of Each Party............................   67
             SECTION 9.2    Conditions to the Obligations of VoiceStream...........................   68
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                                      iii
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             SECTION 9.3    Conditions to the Obligations of Omnipoint.............................   69

ARTICLE 10 -- TERMINATION..........................................................................   71
             SECTION 10.1   Termination............................................................   71
             SECTION 10.2   Effect of Termination..................................................   72
             SECTION 10.3   Fees and Expenses......................................................   72

ARTICLE 11 -- MISCELLANEOUS........................................................................   74
             SECTION 11.1   Notices................................................................   74
             SECTION 11.2   Reliance on Representations............................................   75
             SECTION 11.3   Survival of Representations and Warranties.............................   75
             SECTION 11.4   Amendments; No Waivers.................................................   75
             SECTION 11.5   Successors and Assigns.................................................   75
             SECTION 11.6   Governing Law..........................................................   75
             SECTION 11.7   Jurisdiction...........................................................   75
             SECTION 11.8   WAIVER OF JURY TRIAL...................................................   76
             SECTION 11.9   Counterparts; Effectiveness............................................   76
             SECTION 11.10  Entire Agreement; No Third Party Beneficiaries.........................   76
             SECTION 11.11  Captions...............................................................   76
             SECTION 11.12  Severability...........................................................   76
             SECTION 11.13  Specific Performance...................................................   77
             SECTION 11.14  Schedules..............................................................   77
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                                      iv

                     AGREEMENT AND PLAN OF REORGANIZATION

          AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of June 23, 1999, by and among VoiceStream Wireless Corporation, a Washington corporation ("VoiceStream"), VoiceStream Wireless Holding Corporation, a Delaware corporation ("Holding Company"), and Omnipoint Corporation, a Delaware corporation ("Omnipoint").

                                   RECITALS

          A. The Boards of Directors of VoiceStream and Omnipoint have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate the reorganization (the "Reorganization") provided for herein, pursuant to which (i) Holding Company will acquire all of the common stock of each of VoiceStream and Omnipoint through mergers of Subsidiaries of Holding Company with and into each of VoiceStream and Omnipoint and (ii) Hutchison shall contribute $807,000,000 and Hutchison's Omnipoint Stock to Holding Company in exchange for shares of common stock and shares of preferred stock of Holding Company.

          B. For federal income tax purposes, it is intended that (i) the VoiceStream Merger qualify as a reorganization described in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and/or as an exchange described in Section 351(a) of the Code and (ii) the Omnipoint Merger, taken together with the VoiceStream Merger and the Hutchison Transaction, qualify as an exchange described in Section 351 of the Code.

          C. VoiceStream Holding Company and Omnipoint desire to make certain representations, warranties, covenants and agreements in connection with the Transactions.

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1  Definitions.
                  -----------

          (a) The following terms, as used herein, have the following meanings:

          "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving any member of the Omnipoint Group, (ii) the acquisition, directly or indirectly, in a single transaction or series of related transactions, (A) an equity interest representing greater than 15% of the voting securities of any member of the Omnipoint Group or (B) assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets or earning power of the Omnipoint Group, other than the Transactions or (iii) the consummation of any other transaction or the entering into of any other agreement or arrangement with respect to any other transactions, the effect of which would have the same result as the occurrence of (i) or (ii).

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "All Cash Amount" means the sum of (i) the Closing Date Market Price multiplied by .825 and (ii) $8.00.

          "All Stock Number" means the sum of (i) $8.00 divided by the Closing Date Market Price and (ii) .825.

          "Allen" means Allen & Company Inc.

          "Benefit Arrangement" means, with respect to any Person, any employment, severance or similar contract or arrangement, whether formal or informal, proposed or final, funded or unfunded, whether or not written, providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by such Person or any of its Affiliates (other than, in the case of VoiceStream, Western and its Subsidiaries) and (iii) covers any employee or former employee of such Person or any of its Subsidiaries employed in the United States. "Omnipoint Benefit Arrangements" means the Benefit Arrangements of any member of the Omnipoint Group. "VoiceStream Benefit Arrangements" means the Benefit Arrangements of any member of the VoiceStream Group.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Seattle, Washington are authorized or required by law to close.

          "CIRI Agreements" means the Purchase Agreements, dated June 23, 1999 between Omnipoint and the Cook Entities, attached hereto as Exhibits A-1 and A-2.

          "CIRI Transaction" means the transactions contemplated by the CIRI Agreements.

          "Closing Date Market Price" means with respect to one share of VoiceStream Common Stock, the average Closing Price (calculated on a weighted average based upon the volume of shares traded on each day) for such share during the period of the 15 most recent trading days ending on the Business Day prior to the Effective Time.

          "Closing Price" means, on any day in which shares are traded on NASDAQ, the last reported price for which one share of VoiceStream Common Stock traded on NASDAQ.

          "Communications Act" means the Communications Act of 1934 and the Telecommunications Act of 1996 (together with the rules, regulations and published decisions of the FCC).

          "Confidentiality Agreement" means the confidentiality letter agreement, dated October 14, 1998, between Western and Omnipoint.

          "Cook Entities" means Cook Inlet/VS GSM II PCS, LLC, a Delaware limited liability company, and Cook Inlet/VS GSM III PCS, LLC, a Delaware limited liability company.

          "Default Event" means (i) the occurrence of a change in the U.S. financial, political or economic conditions the result of which would, in the reasonable judgment of VoiceStream, materially and adversely affect the ability of VoiceStream and Omnipoint to restructure or refinance any Indebtedness of any member of the Omnipoint Group on terms which would, at or after the Effective Time, not have a material adverse effect on the business, financial conditions, prospects, assets or results of operations of Holding Company, VoiceStream and Omnipoint and their respective Subsidiaries, taken as a whole, and (ii) (A) any default by any member of the Omnipoint Group in the observance or performance of any agreement or condition relating to its respective Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or the occurrence of any other event or the existence of any condition, the effect of which is to cause or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holder or holders) to cause, with or without the passage of time or the giving of notice, such Indebtedness to become due or payable prior to its stated maturity or (B) the occurrence of any event or the existence of any condition, the effect of which is to cause or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holder or holders) to require, with or without the passage of time or the giving of notice, any member of the Omnipoint Group to redeem or repurchase such Indebtedness prior to its stated maturity; provided, however, that no Default Event shall exist unless the aggregate amount of Indebtedness in respect of which either (A) or (B) shall have occurred is equal to at least $200,000,000.

          "Delaware Law" means the Delaware General Corporation Law.

          "Employee Plan" means, with respect to any Person, any "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by such Person or any of its ERISA Affiliates (other than, in the case of VoiceStream, Western and Western's Subsidiaries) and (iii) covers any employee or former employee of such Person (other than, in the case of VoiceStream, Western and Western's Subsidiaries). "Omnipoint Employee Plan" means an Employee Plan of any member of the Omnipoint Group and "VoiceStream Employee Plan" means an Employee Plan of any member of the VoiceStream Group.

          "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule , regulation, Order, decree or other requirement of any Governmental Body regulating, relating to or imposing liability or standards of conduct concerning, health, safety and any Hazardous Substance.

          "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Body relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

          "FAA" means the Federal Aviation Administration and any successor agency or body.

          "FCC" means the Federal Communications Commission and any successor agency or body.

          "FCC Consent" means an order of the FCC, or by the staff of the FCC acting pursuant to delegated authority, granting its consent to the applications referred to in Section 8.1(b) of this Agreement required to permit the consummation of the Transactions.

          "FCC Consent Date" means the date on which Public Notice is given of the FCC Consent pursuant to the rules and regulations of the FCC.

          "Final Order" means an action or decision that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending, including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

          "Goldman" means Goldman, Sachs & Co.

          "Governmental Body" means any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, any court, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

          "Governmental Consents" means all authorizations, consents, approvals, exceptions or other actions by Governmental Bodies required to consummate the Transactions.

          "Group" means "group," as such term is defined in Rule 13d-3 of the 1934 Act.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "Hazardous Substance" means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum-derived compounds, polychlorinated biphenyls, pesticides and radon.

          "Hutchison" means Hutchison Telecommunications PCS (USA) Limited, a British Virgin Islands corporation.

          "Hutchison Agreement" means the Subscription Agreement, dated June 23, 1999, between Holding Company, Hutchison and Hutchison Telecommunications Limited, a Hong Kong corporation.

          "Hutchison's Omnipoint Stock" means the Omnipoint Non-Voting Convertible Preferred or the Omnipoint Common Stock into which it is convertible which is held by Hutchison.

          "Hutchison Transaction" means the transactions contemplated by the Hutchison Agreement.

          "Indebtedness" of any Person at any date means (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under financing leases,
(d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and with respect to unpaid reimbursement obligations related to letters of credit issued for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Investment Interest" means a direct or indirect ownership of (i) capital stock, bonds, debentures, partnership, membership interests or other ownership interests or other securities of any Person; (ii) any deposit with or advance, loan or other extension of credit (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise to resell such property to such other Person) to any other Person;
(iii) any revenue or profit interests pursuant to any agreement or license or
(iv) any agreement, commitment, right, understanding or arrangement with respect to any of the items referred to in (i), (ii) or (iii) of this definition.

          "IRS" means the Internal Revenue Service.

          "Jones Day" means Jones, Day, Reavis & Pogue.

          "knowledge" means, with respect to any fact, the conscious awareness of such fact by an executive officer (as defined under the 1933 Act) of the relevant Person.

          "Lehman" means Lehman Brothers Inc.

          "Lien" as to any Person, means any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance (including, without limitation rights of first refusal, proxy rights and other similar rights) in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement other than those filed for informational purposes.

          "Multiemployer Plan" means each Employee Plan ,including for this purpose any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) of Western and its Subsidiaries, that is a multiemployer plan, as defined in Section 3(37) of ERISA.

          "NASDAQ" means The NASDAQ National Market.

          "1933 Act" means the Securities Act of 1933.

          "1934 Act" means the Securities Exchange Act of 1934.

          "Omnipoint Balance Sheet" means the Consolidated Balance Sheet of Omnipoint and its consolidated subsidiaries as of December 31, 1998 and the footnotes thereto set forth in the Omnipoint 10-K.

          "Omnipoint Balance Sheet Date" means December 31, 1998.

          "Omnipoint Common Stock" means Common Stock, par value $0.01 per share, of Omnipoint.

          "Omnipoint Disclosure Schedule" means the disclosure schedule of Omnipoint attached hereto.

          "Omnipoint Employee" means an employee of any member of the Omnipoint Group.

          "Omnipoint Group" means Omnipoint and the Omnipoint Subsidiaries.

          "Omnipoint Investment" means an entity in which any member of the Omnipoint Group has an Investment Interest.

          "Omnipoint Material Adverse Effect" means a material adverse effect on the business, financial condition, prospects, assets or results of operations of the Omnipoint Group taken as a whole, excluding any such effect resulting from or arising in connection with (i) this Agreement, the Transactions or the announcement thereof, (ii) changes or conditions generally affecting the industries in which the Omnipoint Group operates or (iii) changes in general economic, regulatory or political conditions. For the purposes of Section 9.1(f), item (i) of the previous sentence shall not be excluded from the definition of Omnipoint Material Adverse Effect.

          "Omnipoint Non-Voting Convertible Preferred Stock" means Omnipoint's Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share.

          "Omnipoint Preferred Stock" means 7% Cumulative Convertible Preferred Stock, par value $1,000 per share, of Omnipoint.

          "Omnipoint Subsidiary" means a Subsidiary of Omnipoint.

          "Omnipoint 10-K" means Omnipoint's annual report on Form 10-K for the fiscal year ended December 31, 1998.

          "Order" means and includes any order, writ, injunction, decree, judgment, award, determination or written direction of any court, arbitrator or Governmental Body.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means, with respect to any Person, any plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA and is maintained, administered or contributed to or required to be contributed to by such Person or any of its ERISA Affiliates. "Omnipoint Pension Plan" means a Pension Plan of Omnipoint or any of its ERISA Affiliates and "VoiceStream Pension Plan" means a Pension Plan of VoiceStream or any of its ERISA Affiliates other than Employee Plan.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Piper Marbury" means Piper & Marbury L.L.P.

          "SEC" means the Securities and Exchange Commission and any successor agency or body.

          "Significant Employees" means any employee of a Person who (i) is an officer of such Person, (ii) owns any options to purchase capital stock of such Person which accelerate as a result of the Merger, (iii) has a written employment contract with such Person which calls for annual compensation in excess of $125,000 or (iv) is compensated by such Person at an annual rate greater than $125,000.

          "Significant Omnipoint Employees" means Significant Employees of any member of the Omnipoint Group.

          "Significant VoiceStream Employees" means Significant Employees of any member of the VoiceStream Group.

          "Subsequent Transaction" means any transaction whereby (i) any member of the VoiceStream Group or any VoiceStream Investment would acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, other business organization or assets of division thereof, which is in the business of providing wireless communication services, (ii) any member of the VoiceStream Group or any VoiceStream Investment would acquire an Investment Interest in any of the foregoing, (iii) any member of the VoiceStream Group or VoiceStream Investment would issue any equity interest or incur any Indebtedness whether in connection with any item described in (i) or (ii) or otherwise, (iv) any member of the VoiceStream Group or any VoiceStream Investment enters into or engages in a strategic alliance or other commercial relationship or (v) any member of the VoiceStream Group or any VoiceStream Investment is acting in the ordinary course consistent with past practice; provided, however, in connection with a Subsequent Transaction described in items (i), (ii), (iii) or (iv) of this definition, VoiceStream must receive an opinion from a nationally recognized investment bank, acting as financial advisor to VoiceStream, to the effect that, from a financial point of view, such Subsequent Transaction is fair to the holders of VoiceStream Common Stock or, if applicable, VoiceStream.

          "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

          "Transactions" means the transactions contemplated by this Agreement.

          "VoiceStream Balance Sheet" means the Consolidated Balance Sheet of VoiceStream and its consolidated subsidiaries as of December 31, 1998 and the footnotes thereto, as set forth in the VoiceStream 10-K.

          "VoiceStream Balance Sheet Date" means December 31, 1998.

          "VoiceStream Common Stock" means the Common Stock, no par value per share, of VoiceStream.

          "VoiceStream Disclosure Schedule" means the disclosure schedule of VoiceStream attached hereto.

          "VoiceStream Employee" means an employee of VoiceStream or a VoiceStream Subsidiary.

          "VoiceStream Group" means VoiceStream and the VoiceStream
Subsidiaries.

          "VoiceStream Investment" means an entity in which VoiceStream has an Investment Interest.

          "VoiceStream Material Adverse Effect" means a material adverse effect on the business, financial condition, prospects, assets or results of operations of the VoiceStream Group taken as a whole, excluding any such effect resulting from or arising in connection with (i) this Agreement, the Transactions or the announcement thereof, (ii) changes or conditions generally affecting the industries in which the VoiceStream Group operates or (iii) changes in general economic, regulatory or political conditions. For the purposes of Section 9.1(f), item (i) of the previous sentence shall not be excluded from the definition of VoiceStream Material Adverse Effect.

          "VoiceStream Subsidiary" means a Subsidiary of VoiceStream.

          "VoiceStream 10-K" means VoiceStream's annual report on Form 10-K for the fiscal year ended December 31, 1998.

          "Washington Law" means the Washington Business Corporation Act.

          "Western" means Western Wireless Corporation, a Washington corporation.

          Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

          Affiliate Registration Statement........          7.8
          Affiliate Shares........................          7.8
          Benefits Maintenance Period.............   7.5(a)(ii)
          Cash Election...........................   3.3(c)(ii)
          Cash Election Consideration.............   3.3(c)(ii)
          Cash Election Proration Factor..........       3.3(h)
          Certificate of Merger...................      2.1A(d)
          Certificates............................       3.4(a)
          Closing.................................      2.1A(c)
          Closing Date............................      2.1A(c)
          Code....................................     Preamble

          Dissenting Shares.......................          3.5
          Effective Time..........................      2.1A(d)
          Election Deadline.......................       3.4(a)
          Election Form...........................       3.4(a)
          End Date................................   10.1(b)(i)
          Environmental Reports...................      4.19(b)
          Exchange Agent..........................       3.4(a)
          Exchange Fund...........................       3.4(a)
          FCC Applications........................       8.1(b)
          Form S-4................................          8.2
          GAAP....................................          4.9
          Holding Company.........................     Preamble
          Holding Company Common Stock............          2.1
          Holding Company Share Issuance Number...       3.3(f)
          Indemnified Losses......................       7.2(a)
          Indemnified Person......................       7.2(a)
          Merger Agreements.......................         2.1A
          Merger Consideration....................  3.3(c)(iii)
          Merger Sub A............................       2.3(i)
          Merger Sub B............................      2.3(ii)
          Merger Subsidiaries.....................      2.3(ii)
          Mergers.................................      2.1A(b)
          New Director(s).........................          7.4
          New Omnipoint Convertible Securities....          3.6
          New Omnipoint Options...................       3.6(a)
          New Omnipoint Warrants..................          3.6
          New VoiceStream Convertible Securities..       3.6(b)
          New VoiceStream Options.................       3.6(b)
          New VoiceStream Warrants................       3.6(b)
          1999 Omnipoint SEC Documents............       4.8(b)
          1999 VoiceStream SEC Documents..........       5.8(b)
          Omnipoint...............................     Preamble
          Omnipoint FCC Licenses..................       4.4(a)
          Omnipoint Holders.......................       3.4(b)
          Omnipoint Intellectual Property.........         4.20
          Omnipoint Merger........................      2.1A(b)
          Omnipoint Merger Agreement..............         2.1A
          Omnipoint Options.......................       4.6(a)
          Omnipoint Pension Plan..................       1.1(a)
          Omnipoint Rule 145 Affiliate............          8.7
          Omnipoint SEC Documents.................       4.8(b)
          Omnipoint Stockholders' Approval........         4.25
          Omnipoint Stockholders' Meeting.........       8.8(a)

          Omnipoint Warrants......................       4.6(a)
          Proxy Statement/Prospectus..............          8.2
          Reorganization..........................     Preamble
          Spinoff.................................       9.2(c)
          Standard Election.......................    3.3(c)(i)
          Standard Election Consideration.........  3.3(c)(iii)
          Standard Election Exchange Rate.........  3.3(c)(iii)
          Stock Election..........................    3.3(c)(i)
          Stock Election Consideration............    3.3(c)(i)
          Stock Election Exchange Rate............    3.3(c)(i)
          Stock Election Proration Factor.........       3.3(g)
          Successor Plan..........................       7.5(b)
          Tax Returns.............................         4.16
          Taxes...................................         4.16
          Termination Fee.........................      10.3(b)
          Transferred Employees...................   7.5(a)(ii)
          VoiceStream.............................     Preamble
          VoiceStream FCC Licenses................       5.4(a)
          VoiceStream Intellectual Property.......         5.20
          VoiceStream Merger......................      2.1A(a)
          VoiceStream Merger Agreement............         2.1A
          VoiceStream Pension Plan................       1.1(a)
          VoiceStream SEC Documents...............       5.8(b)
          VoiceStream Stockholders' Approval......         5.26
          VoiceStream Stockholders' Meeting.......       8.8(a)

          (c)  Unless the context otherwise requires, the terms defined in this
Article 1 or elsewhere in this Agreement shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate.


                                   ARTICLE 2

                 FORMATION OF HOLDING COMPANY AND SUBSIDIARIES

     SECTION 2.1  Organization of Holding Company.  Prior to the execution of
                  -------------------------------
this Agreement, VoiceStream has organized Holding Company under Delaware Law. The authorized capital stock of Holding Company shall consist of 400,000,000 shares of common stock, par value $0.001 per share (the "Holding Company Common Stock"), of which one share shall be issued to VoiceStream at a price of $2.00, and 5,000,000 shares of preferred stock, par value $0.001 per share.

     SECTION 2.2  Directors and Officers of Holding Company.  The directors and
                  -----------------------------------------
officers of Holding Company were and shall be designated by VoiceStream. Each such officer and director shall remain in office until his or her successors are elected.

     SECTION 2.3  Organization of Merger Subsidiaries.  As promptly as
                  -----------------------------------
practicable (but in any event no more than 30 days) following the execution of this Agreement, VoiceStream shall cause the following companies to be organized for the sole purpose of effectuating the VoiceStream Merger and the Omnipoint Merger contemplated herein:

               (i) VoiceStream Subsidiary I, a corporation organized under the laws of the State of Washington ("Merger Sub A"). The certificate of incorporation and bylaws of Merger Sub A shall be in such forms as shall be determined by VoiceStream as soon as practicable following the execution of this Agreement. The authorized capital stock of Merger Sub A shall initially consist of 100 shares of common stock, no par value per share, one share of which shall be issued to Holding Company at a price of $1.00 per share.

               (ii) VoiceStream Subsidiary II, a corporation organized under the laws of the State of Delaware ("Merger Sub B" and, together with Merger Sub A, the "Merger Subsidiaries"). The certificate of incorporation and bylaws of Merger Sub B shall be in such forms as shall be determined by VoiceStream as soon as practicable following the execution of this Agreement. The authorized capital stock of Merger Sub B shall initially consist of 100 shares of common stock, par value $.01 per share, one share of which shall be issued to Holding Company at a price of $1.00 per share.

     SECTION 2.4  Actions of Directors and Officers.  As promptly as practicable
                  ---------------------------------
(but not later than 30 days) following the execution of this Agreement, VoiceStream shall cause (i) Holding Company to elect the directors of the Merger Subsidiaries, (ii) the directors of Merger Sub A and Merger Sub B to elect their respective officers, (iii) the directors of Holding Company to ratify and approve this Agreement and to approve the forms of the Merger Agreements, (iv) the Merger Agreements to be executed on behalf of the parties thereto, and (v) the directors and officers of the Merger Subsidiaries to take such steps as may be necessary or appropriate to complete the organization of the Merger Subsidiaries and to approve the Merger Agreements.

     SECTION 2.5  Actions of Holding Company.  As promptly as practicable (but
                  --------------------------
in no event later than 15 days) following the execution of this Agreement, Holding Company shall cause the Merger Subsidiaries to adopt the Merger Agreements.

                                  ARTICLE 2A

                             THE MERGERS; CLOSING

     SECTION 2.1A The Mergers.  Pursuant to the Merger Agreements, in forms to
                  -----------
be mutually agreed upon by VoiceStream and Omnipoint (sometimes hereinafter referred to individually as the "VoiceStream Merger Agreement" and the "Omnipoint Merger Agreement", respectively, and collectively as the "Merger Agreements"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger Agreements:

          (a) Merger Sub A shall be merged with and into VoiceStream (the "VoiceStream Merger") in accordance with the applicable provisions of Washington Law. VoiceStream shall be the surviving corporation in the VoiceStream Merger and shall continue its corporate existence under Washington Law. As a result of the VoiceStream Merger, VoiceStream shall become a wholly owned Subsidiary of Holding Company. The effects and consequences of the VoiceStream Merger shall be as set forth in the VoiceStream Merger Agreement.

          (b) Merger Sub B will be merged with and into Omnipoint (the "Omnipoint Merger"), in accordance with the applicable provisions of Delaware Law. Omnipoint shall be the surviving corporation in the Omnipoint Merger and shall continue its corporate existence under Delaware Law. As a result of the Omnipoint Merger, Holding Company shall own, directly or indirectly, all of the outstanding shares of Omnipoint Common Stock. The effects and consequences of the Omnipoint Merger shall be as set forth in the Omnipoint Merger Agreement. The term "Mergers" shall mean the VoiceStream Merger and the Omnipoint Merger.

          (c) Subject to the terms and conditions of this Agreement, the closing of the Transactions (the "Closing") shall take place (a) at the offices of Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, NY, at 11:00 a.m., local time, on the fifth Business Day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 9 (excluding conditions that, by their terms cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as VoiceStream and Omnipoint may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

          (d)  As soon as practicable following the Closing, the parties shall
(i) file a certificate of merger with respect to each of the Mergers (the "Certificate of Merger") in such forms as are required by and executed in accordance with applicable Delaware Law (in the case of the Omnipoint Merger) and Washington Law (in the case of the VoiceStream Merger) and (ii) make all other filings or recordings required under applicable Delaware Law or Washington Law. The Mergers shall become effective at such time and date (the "Effective Time") which is the later of (i) the date and time of the filing of the Certificate of Merger with respect to the VoiceStream Merger (or such other date and time as may be specified in such certificate as may be permitted by Washington Law) and (ii) the date and time of the filing of the Certificate of Merger with respect to the Omnipoint Merger (or such other date and time as may be specified in such certificate as may be permitted by Delaware
Law).

          (e) The consummation of the Omnipoint Merger shall be conditioned on the simultaneous consummation of the VoiceStream Merger, and the consummation of VoiceStream Merger shall be conditioned on the simultaneous consummation of the Omnipoint Merger.

     SECTION 2.2A  Directors.  The directors of VoiceStream and Merger Sub B,
                   ---------
immediately prior to the Effective Time shall be the directors of the surviving corporation of the VoiceStream Merger and the Omnipoint Merger, respectively, as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable Delaware Law (in the case of the Omnipoint Merger) and Washington Law (in the case of VoiceStream Merger).

     SECTION 2.3A  Certificate of Incorporation and Bylaws.  The certificate of
                   ---------------------------------------
incorporation and bylaws of VoiceStream and Omnipoint immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the surviving corporation of the VoiceStream Merger and the Omnipoint Merger, respectively, as of the Effective Time; provided, VoiceStream may change the name of VoiceStream.

     SECTION 2.4A  Officers.  The officers of VoiceStream and Omnipoint
                   --------
immediately prior to the Effective Time shall be the officers of the surviving corporations of the VoiceStream Merger and the Omnipoint Merger, respectively, as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable Delaware Law (in the case of the Omnipoint Merger) and Washington Law (in the case of VoiceStream Merger).


                                   ARTICLE 3

              EFFECT OF THE MERGERS ON SECURITIES OF VOICESTREAM,
                     OMNIPOINT AND THE MERGER SUBSIDIARIES

     SECTION 3.1   Conversion of Merger Subsidiaries Stock.  At the Effective
                   ---------------------------------------
Time, by virtue of the VoiceStream Merger and without any action on the part of any of the parties, each share of the common stock of Merger Sub A outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the VoiceStream Merger. At the Effective Time, by virtue of the Omnipoint Merger and without any action on the part of any of the parties, each share of the common stock of Merger Sub B outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the Omnipoint Merger.

     SECTION 3.2  Cancellation of Holding Company Capital Stock.  At the
                  ---------------------------------------------
Effective Time, the one share of the capital stock of Holding Company issued to VoiceStream and outstanding immediately prior to the Effective Time shall be canceled and cease to exist.

     SECTION 3.3  Conversion of Common Stock.
                  --------------------------

          (a) (i) Subject to the provisions of Sections 3.3 and 3.5, at the Effective Time, each share of VoiceStream Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of Holding Company Common Stock. Upon such conversion, all such shares of VoiceStream Common Stock shall be canceled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Common Stock.

               (ii) Subject to the provisions of Sections 3.3 and 3.5, at the Effective Time, each share of Omnipoint Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration and cash for fractional shares of Holding Company Common Stock. Upon such conversion, all such shares of Omnipoint Common Stock shall be canceled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent the right to receive the Merger Consideration.

          (b) At the Effective Time, each share of VoiceStream Common Stock, Omnipoint Common Stock or Holding Company Common Stock which is held in the treasury of VoiceStream, Omnipoint or their respective Subsidiaries (provided, however, any Omnipoint Common Stock held by VoiceStream or Holding Company shall not be canceled pursuant to this Section 3.3(b)) immediately prior to the Effective Time shall, by virtue of the Mergers, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

          (c) Subject to the provisions of Sections 3.3(g) and (h) and of Sections 3.5 and 3.7, each share of Omnipoint Common Stock that is issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares or any share of Omnipoint Common Stock canceled pursuant to Section 3.3(b) or held by Holding Company or VoiceStream) shall be converted, at the election of the holder thereof in accordance with the procedures set forth herein, into one of the following:

               (i) for each such share of Omnipoint Common Stock with respect to which an election to receive only Holding Company Common Stock has been effectively made and not revoked or lost pursuant to Section 3.3(e) (a "Stock Election"), the right to receive the All Stock Number of shares (the "Stock Election Exchange Rate") of Holding Company Common Stock (the "Stock Election Consideration");

               (ii) for each such share of Omnipoint Common Stock with respect to which an election to receive only cash has been effectively made and not revoked or lost pursuant to Section 3.3(e) (a "Cash Election"), the right to receive the All Cash Amount in cash, without interest (the "Cash Election Consideration"); and

               (iii) for each such share of Omnipoint Common Stock other than shares as to which a Stock Election or a Cash Election has been made, the right to receive (A) .825 shares (the "Standard Election Exchange Rate") of Holding Company Common Stock and (B) $8.00 in cash, ((A) and (B) being collectively referred to as the "Standard Election Consideration" and, together with the Stock Election Consideration and the Cash Election Consideration, the "Merger Consideration").

          (d) If between the date of this Agreement and the Effective Time the outstanding shares of VoiceStream Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares, the Cash Election Consideration, the Stock Election Consideration and the Standard Election Consideration, will be correspondingly adjusted to reflect such stock dividend, subdivision, split or combination of shares.

          (e) Each person who, at the Effective Time, is a record holder of shares of Omnipoint Common Stock (other than holders of shares of Omnipoint Common Stock to be canceled as set forth in Section 3.3(b)), shall have the right to submit an Election Form specifying the number of shares of Omnipoint Common Stock that such person desires to have converted into the right to receive Holding Company Common Stock pursuant to the Stock Election, the number of shares of Omnipoint Common Stock that such person desires to have converted into the right to receive cash pursuant to the Cash Election, or the number of shares of Omnipoint Common Stock that such person desires to have converted into the right to receive the Standard Election Consideration, pursuant to the Standard Election. Any such record holder (including without limitation any such record holder of Dissenting Shares) who fails properly to submit an Election Form on or prior to the Election Deadline in accordance with the procedures set forth in Section 3.4(a) shall be deemed to have made a Standard Election. Each person who, at the Effective Time, is a record holder of Omnipoint Preferred Stock, shall be deemed to have made a Standard Election.

          (f) The aggregate number of shares of Holding Company Common Stock to be issued to holders of Omnipoint Common Stock in connection with the Omnipoint Merger or to become subject to issuance upon the conversion of the Omnipoint Preferred Stock shall equal the product of (x) .825 and (y) the sum of (i) the total number of shares of Omnipoint Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be canceled pursuant to Section 3.3(b) and shares held by Holding Company or VoiceStream and
(ii) the total number of shares of Omnipoint Common Stock issuable upon conversion of Omnipoint Preferred Stock outstanding immediately prior to the Effective Time (the product of (x) and (y) being referred to as the "Holding Company Share Issuance Number"). If between the date of this

Agreement and the Effective Time the outstanding shares of VoiceStream Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares, the Holding Company Share Issuance Number will be correspondingly adjusted to reflect such stock dividend, subdivision, split or combination of shares.

          (g) In the event that the number of shares of Holding Company Common Stock to be issued to holders of Omnipoint Common Stock in connection with Omnipoint Merger or to become subject to issuance upon conversion of Omnipoint Preferred Stock would exceed the Holding Company Share Issuance Number based on the elections of the holders of Omnipoint Common Stock (together with the conversion adjustments applicable to the Omnipoint Preferred Stock), (i) all shares of Omnipoint Common Stock subject to a Cash Election or a Standard Election will, as elected, be converted into the right to receive the Cash Election Consideration or the Standard Election Consideration, as the case may be, and (ii) each share of Omnipoint Common Stock subject to a Stock Election will be converted into the right to receive (A) a number of shares of Holding Company Common Stock equal to the Stock Election Exchange Rate times the Stock Election Proration Factor and (B) an amount of cash equal to (1) the All Cash Amount multiplied by (2) one minus the Stock Election Proration Factor. The "Stock Election Proration Factor" means a fraction (x) the numerator of which is the Holding Company Share Issuance Number minus the aggregate number of shares of Holding Company Common Stock to be issued in the Omnipoint Merger pursuant to the Standard Elections or to become subject to issuance upon conversion of Omnipoint Preferred Stock pursuant to elections corresponding to the Standard Elections deemed to have been made by holders of Omnipoint Preferred Stock, and
(y) the denominator of which is the number of shares of Holding Company Common Stock that, but for this paragraph (g), would have been issued to holders of Omnipoint Common Stock in Transactions pursuant to the Stock Elections.

          (h) In the event that the number of shares of Holding Company Common Stock to be issued to holders of Omnipoint Common Stock in connection with the Omnipoint Merger or to become subject to issuance upon conversion of Omnipoint Preferred Stock would be less than the Holding Company Share Issuance Number based on the elections of the holders of Omnipoint Common Stock (together with the conversion adjustments applicable to the Omnipoint Preferred Stock), (i) all shares of Omnipoint Common Stock subject to a Stock Election or a Standard Election will, as elected, be converted into the right to receive the Stock Election Consideration or the Standard Election Consideration, as the case may be, and (ii) each share of Omnipoint Common Stock subject to a Cash Election will be converted into the right to receive (A) a number of shares of Holding Company Common Stock equal to the Cash Election Proration Factor and (B) an amount of cash equal to (1) the All Cash Amount multiplied by (2) (x) one minus
(y) the Cash Election Proration Factor divided by the Stock Election Exchange Rate. The "Cash Election Proration Factor" means a fraction (x) the numerator of which is the Holding Company Share Issuance Number minus the aggregate number of shares of Holding Company Common Stock to be issued in the Merger pursuant to the Stock Elections and the Standard Elections or to become subject to issuance upon conversion of Omnipoint Preferred

Stock pursuant to elections corresponding to the Standard Elections deemed to have been made by holders of Omnipoint Preferred Stock, and (y) the denominator of which is the number of shares of Omnipoint Common Stock subject to the Cash Elections.

     SECTION 3.4  Surrender and Payment.
                  ---------------------

          (a) Prior to the Effective Time, Holding Company shall appoint an agent to be designated by VoiceStream (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Omnipoint Common Stock (the "Certificates") for the Merger Consideration. At the Effective Time, Holding Company will deposit (or cause to be deposited) with the Exchange Agent the Merger Consideration to be paid in respect of the shares (the "Exchange Fund"). Upon receipt, the Exchange Agent will invest the cash portion of the Exchange Fund in United States government securities maturing at the Election Deadline or such other investments as VoiceStream and Omnipoint may mutually agree. Promptly after the Effective Time, VoiceStream will send, or will cause the Exchange Agent to send, (A) to each holder of shares of Omnipoint Common Stock, at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange, and (B) to each holder of shares of Omnipoint Common Stock, an election form (the "Election Form") providing for such holders to make the Standard Election, the Cash Election or the Stock Election. Any Standard Election (other than a deemed Standard Election), Cash Election or Stock Election shall be validly made only if the Exchange Agent shall have received by 5:00 p.m., New York City time, on a date (the "Election Deadline") to be mutually agreed upon by VoiceStream and Omnipoint (which date shall not be later than the twentieth Business Day after the Effective Time), an Election Form properly completed and executed (with the signature or signatures thereon guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Certificates, or by an appropriate guarantee of delivery of such Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Omnipoint Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Omnipoint Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. VoiceStream shall have the right to make rules (which will be described in the Election Form), not inconsistent with the terms of this Agreement, governing the validity of Election Forms and the manner and extent to which Standard Elections, Cash Election or Stock Elections are to be taken into account in making the determinations prescribed by Sections 3.3(g) and 3.3(h).

          (b) Upon surrender to the Exchange Agent of its Certificate, together with a properly completed letter of transmittal, each holder of shares of Omnipoint Common Stock (the "Omnipoint Holders") will be entitled to receive promptly after the Election Deadline the Merger Consideration (elected or deemed elected by it, subject to Sections 3.3(g) and (h)) in respect of the shares of Omnipoint Common Stock represented by its Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no further registration of transfers of shares of Omnipoint Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Stock Election Consideration provided for, and in accordance with the procedures set forth, in this Article 3.

          (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 3.4(a) that remains unclaimed by the Omnipoint Holders, one year after the Effective Time shall be returned to Holding Company, upon demand, and any such holder who has not exchanged its shares for the Merger Consideration in accordance with this Section 3.4 prior to that time shall thereafter look only to Holding Company for payment of such consideration, any dividends and distributions in respect of such shares, in each case without any interest thereon. Notwithstanding the foregoing, Holding Company shall not be liable to any Omnipoint Holder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by the Omnipoint Holders five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Body) shall become, to the extent permitted by applicable law, the property of Holding Company free and clear of any claims or interest of any Person previously entitled thereto.

          (f) No dividends or other distributions with respect to any Holding Company Common Stock and no cash payment in lieu of fractional shares as provided in Section 3.7, shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 3.4(b). Following such surrender, there shall be paid, without interest, to the Person in whose name such Holding Company Common Stock has been registered, (i) at the time of such surrender, (A) in the case of Certificates, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 3.7, and (B) the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender, with respect to such Holding Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender, and with a payment date subsequent to surrender, payable with respect to such Holding Company Common Stock.

          (g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.4(a) to pay for shares for which appraisal rights have been perfected shall be returned to Holding Company upon demand.

     SECTION 3.5  Dissenting Shares.  Notwithstanding Section 3.3, Omnipoint
                  -----------------
Common Stock or VoiceStream Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Transactions and has demanded appraisal for such shares in accordance with Delaware Law (in the case of Omnipoint) or Washington Law (in the case of VoiceStream) ("Dissenting Shares") shall not be converted into a right to receive shares of Holding Company Common Stock (in the case of VoiceStream Common Stock) or the Merger Consideration (in the case of Omnipoint Common Stock) unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive (i) in the case of Omnipoint, the Standard Election Consideration and (ii) in the case of VoiceStream, Holding Company Common Stock. Omnipoint shall give VoiceStream prompt notice of any demands received by Omnipoint for appraisal of shares, and VoiceStream shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of VoiceStream, Omnipoint shall not make any payment with respect to, or settle or offer to settle, any such demands.

     SECTION 3.6  Options, Warrants and Preferred Stock.  At the Effective Time,
                  -------------------------------------
each option or warrant granted by Omnipoint to purchase shares of Omnipoint Common Stock which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Holding Company and converted into an option ("New Omnipoint Options") or warrant ("New Omnipoint Warrants" and, together with New Omnipoint Options, "New Omnipoint Convertible Securities") to purchase shares of Holding Company Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Transactions):

               (i) the number of shares of Holding Company Common Stock to be subject to each New Omnipoint Convertible Security shall be equal to the product of (x) the number of shares of Omnipoint Common Stock subject to the original option or warrant and (y) the sum of (1) $8.00 divided by the Closing Price on the last day in which shares are traded on NASDAQ immediately preceding the Closing Date and (2) .825;

               (ii) the exercise price per share of Holding Company Common Stock under each New Omnipoint Convertible Security shall be equal to (x) the exercise price per share of Omnipoint Common Stock under the original option or warrant divided by (y) the sum of (1) $8.00 divided by the Closing Price on the last day in which shares are traded on NASDAQ immediately preceding the Closing Date and (2) .825; and

               (iii) upon each exercise of New Omnipoint Convertible Securities by a holder thereof, the aggregate number of shares of Holding Company Common Stock subject to a New Option shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

          (b) At the Effective Time, each option or warrant granted by VoiceStream to purchase shares of VoiceStream Common Stock which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Holding Company and converted into an option ("New VoiceStream Options") or warrant ("New VoiceStream Warrants" and, together with New VoiceStream Options, "New VoiceStream Convertible Securities") as follows: (i) the number of shares of Holding Company Common Stock to be subject to the New VoiceStream Convertible Securities shall be equal to the the number of shares of VoiceStream Common Stock subject to the original option or warrant and (ii) the exercise price per share of VoiceStream Common Stock under the New VoiceStream Convertible Securities shall be equal to the exercise price per share of VoiceStream Common Stock under the original option or warrant. The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

          (c) The parties shall take such actions as are necessary for the assumption of the Omnipoint and VoiceStream options and warrants pursuant to this Section 3.6 and any obligations to issue Omnipoint Common Stock or VoiceStream Common Stock under the existing terms of any other plans, agreements or arrangements of Omnipoint or VoiceStream covering any current or former employee or director of any member of the Omnipoint Group or any member of the VoiceStream Group including the reservation, issuance and listing of Holding Company Common Stock as is necessary to effectuate the transactions contemplated by this Section 3.6. Similarly, the parties shall take all actions required to be taken by it to effectuate such assumption. The parties shall cause Holding Company to prepare and file with the SEC a registration statement on Form S-8 (or any other appropriate form) or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of Holding Company Common Stock subject to New Omnipoint Options and New VoiceStream Options and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the Effective Time and to maintain the effectiveness of such registration statement covering such New Omnipoint Options and New VoiceStream Options (and to maintain the current status of the prospectus contained therein) for so long as such New Omnipoint Options and New VoiceStream Options remain outstanding. With respect to those individuals, if any, who, subsequent to the Effective Time, will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, the parties shall cause Holding Company to use all reasonable efforts to administer any New Omnipoint Options and New VoiceStream Options issued pursuant to this Section 3.6 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent that the Omnipoint or VoiceStream stock options and warrants in respect of which such New Omnipoint Options and New VoiceStream Options have been issued and complied with such rule prior to the Transactions.

          (d)  Omnipoint Preferred Stock.
               -------------------------

          From and after the Effective Time, each share of Omnipoint Preferred Stock, which shall be outstanding as of the Effective Time, shall remain outstanding and, subject to the terms of the Certificate of Designation of the Omnipoint Preferred Stock, dated May 1, 1998, shall have the same privileges, rights and preferences as the Omnipoint Preferred Stock immediately prior to the Effective Time and, for purposes of Section 4.5(b) of the Certificate of Designation thereof, all holders of Omnipoint Common Stock will be deemed to have received pursuant to the Omnipoint Merger the Standard Election Consideration.

          (e)  Omnipoint Non-Voting Convertible Preferred Stock.
               ------------------------------------------------

          From and after the Effective Time, each share of the Omnipoint Non-Voting Convertible Preferred Stock (or shares of Common Stock into which they were converted) which shall be outstanding as of the Effective Time, shall remain outstanding and, subject to the terms of the Certificate of Designation of the Omnipoint Non-Voting Convertible Preferred Stock, dated June 23, 1999, shall have the same privileges, rights and preferences as the Omnipoint Non-Voting Convertible Preferred Stock.

     SECTION 3.7  Fractional Shares.  No fractional shares of Holding Company
                  -----------------
Common Stock shall be issued in the Mergers. All fractional shares of Holding Company Common Stock that a holder of shares of Omnipoint Common Stock would otherwise be entitled to receive as a result of the Mergers shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the Closing Date Market Price by the fraction of a share of Holding Company Common Stock to which such holder would otherwise have been entitled.

     SECTION 3.8  Withholding Rights.  Holding Company shall be entitled to
                  ------------------
deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If Holding Company so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Omnipoint Holder, as the case may be, in respect of which Holding Company made such deduction and withholding.

     SECTION 3.9  Lost Certificates.  If any Certificate is lost, stolen or
                  -----------------
destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and executing an indemnity reasonably satisfactory to VoiceStream (and, if required by VoiceStream in the case of a Certificate representing more than 1,000 shares, the posting by such Person of a bond, in such reasonable amount as VoiceStream may direct, as indemnity) indemnifying VoiceStream against any claim that may be made against VoiceStream with respect to the Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, (i) the Merger Consideration to be paid in respect of the shares represented by such Certificate. In addition, such Person will be entitled to receive any amounts payable pursuant to Section 3.4(f).

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF OMNIPOINT

          Except as set forth in the Omnipoint Disclosure Schedule or as disclosed in the Omnipoint SEC Documents filed prior to the date hereof, Omnipoint represents and warrants to VoiceStream as follows:

     SECTION 4.1  Corporate Existence and Power.  Omnipoint is a  corporation
                  -----------------------------
duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and authority required to carry on its business as now conducted and to own, operate and lease its property. Omnipoint is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect. Omnipoint has heretofore delivered or made available to VoiceStream true and complete copies of the certificate of incorporation and bylaws of Omnipoint as currently in effect.

     SECTION 4.2  Corporate Authorization.
                  -----------------------

          (a) The execution, delivery and performance by Omnipoint of this Agreement and the consummation by Omnipoint of the Transactions are within Omnipoint's corporate powers and, except for the required approval of Omnipoint's stockholders of this Agreement and the Transactions, have been duly authorized by all necessary corporate action on the part of Omnipoint. This Agreement has been duly and validly executed and delivered by Omnipoint and, assuming the due and valid authorization, execution and delivery of this Agreement by VoiceStream and receipt of all required approvals by Omnipoint's stockholders in connection with the consummation of the Transactions, constitutes a valid and binding agreement of Omnipoint, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

          (b) At a meeting duly called and held, Omnipoint's Board of Directors has: (i) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of Omnipoint's stockholders; (ii) approved and adopted this Agreement and the Transactions; and (iii) resolved (subject to Section 8.8(b)) to recommend approval and adoption of this Agreement by its stockholders. No other corporate proceedings on the part of Omnipoint are necessary to authorize or approve this Agreement or to consummate the Transactions (other than, with respect to the Transactions, the approval and adoption of the Transactions and this Agreement by holders of the shares of Omnipoint Common Stock to the extent required by Omnipoint's certificate of incorporation and by applicable Delaware Law).

     SECTION 4.3  Governmental Authorization.
                  --------------------------

          (a) The execution, delivery and performance by Omnipoint of this Agreement and the consummation by Omnipoint of the Transactions require no action by or in respect of, or filing with, any Governmental Body, other than:
(i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the 1934 Act; (iv) compliance with any applicable requirements of the Communications Act; (v) compliance with FAA regulations; (vi) compliance with any applicable requirements of state and local public utility commissions or similar entities; and (vii) any actions or filing, the absence of which would not in the aggregate prevent or delay consummation of the Transactions in any material respect, or otherwise prevent Omnipoint from performing its obligations under this Agreement in any material respect or would not in the aggregate have a Omnipoint Material Adverse Effect.

          (b) Omnipoint and the Omnipoint Subsidiaries have not made any material misstatements of fact, or omitted to disclose any fact, to any Government Body or in any report, document or certificate filed therewith, which misstatements or omissions, individually or in the aggregate, could subject any material licenses or authorizations to revocation or failure to renew.

     SECTION 4.4  FCC Matters.
                  -----------

          (a) Each member of the Omnipoint Group and each Omnipoint Investment holds, and is qualified and eligible to hold, all material licenses, permits and other authorizations issued or to be issued by the FCC (including "Winning Bids in Auction 22 Not yet Licenced by

FCC," as referred to in the Omnipoint Disclosure Schedule) to such entity for the operation of their respective businesses, all of which are set forth in the Omnipoint Disclosure Schedule (the "Omnipoint FCC Licenses").

          (b) The Omnipoint FCC Licenses are valid and in full force and effect and none of Omnipoint, any of the Omnipoint Subsidiaries or any Omnipoint Investment is or has been delinquent in payment on or in default under any installment obligation owed to the United States Treasury in connection with the Omnipoint FCC Licenses.

          (c) All material reports and applications required by the Communications Act or required to be filed with the FCC by any member of the Omnipoint Group or any Omnipoint Investment have been filed and are accurate and complete in all material respects.

          (d) Each member of the Omnipoint Group and each Omnipoint Investment is, and has been, in compliance in all material respects with, and the wireless communications systems operated pursuant to the Omnipoint FCC Licenses have been operated in compliance in all material respects with, the Communications Act.

          (e) There is not pending as of the date hereof any application, petition, objection, pleading or proceeding with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of any member of the Omnipoint Group or any Omnipoint Investment which questions the validity of or contests any Omnipoint FCC License or which presents a substantial risk that, if accepted or granted, or concluded adversely, could result in (as applicable) the revocation, cancellation, suspension, dismissal, denial or any materially adverse modification of any Omnipoint FCC License or imposition of any substantial fine or forfeiture against any member of the Omnipoint Group or any Omnipoint Investment except as set forth on the Omnipoint Disclosure Statement.

          (f) No facts are known to any member of the Omnipoint Group which if known by a Governmental Body of competent jurisdiction would present a substantial risk that any Omnipoint FCC License could be revoked, canceled, suspended or materially adversely modified or that any substantial fine or forfeiture could be imposed against any member of the Omnipoint Group or any Omnipoint Investment.

     SECTION  4.5 Non-contravention.  The execution, delivery and performance by
                  -----------------
Omnipoint of this Agreement and the consummation by Omnipoint of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws, stockholders agreement or other governing instrument of any member of the Omnipoint Group or any Omnipoint Investment; (ii) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which any member of the Omnipoint Group or any Omnipoint Investment is entitled under (A) any provision of any agreement or other instrument binding upon any member of the Omnipoint Group or any Omnipoint Investment or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, any member of the Omnipoint Group or any Omnipoint Investment; or (iv) result in the creation or imposition of any Lien on any asset of any member of the Omnipoint Group or any Omnipoint Investment, other than such exceptions in the case of clauses (ii), (iii) and (iv) as would not be, individually or in the aggregate, reasonably expected (A) to have a Omnipoint Material Adverse Effect, (B) materially impair or delay the ability of Omnipoint to consummate the Transactions or (C) to have a VoiceStream Material Adverse Effect.

     SECTION 4.6  Capitalization.
                  --------------

          (a) The authorized capital stock of Omnipoint consists of 200,000,000 shares of Omnipoint Common Stock and 10,000,000 shares of Omnipoint Preferred Stock. As of the close of business on June 18, 1999, there were outstanding (i) 53,235,393 shares of Omnipoint Common Stock (inclusive of all shares of restricted stock granted under any compensatory plans or arrangements), (ii) Omnipoint stock options to purchase an aggregate of 7,663,664 shares of Omnipoint Common Stock ("Omnipoint Options"), (iii) no phantom shares or stock units issued under any stock option, compensation or deferred compensation plan or arrangement, (iv) Omnipoint warrants to purchase an aggregate of 2,446,437 shares of Omnipoint Common Stock ("Omnipoint Warrants"), (v) 325,000 shares of Omnipoint Preferred Stock and (vi) $199,294,435 principal amount of Indebtedness, which is redeemable at the option of Omnipoint by issuing shares of Omnipoint Common Stock at a price equal to 90% of the fair market value of such Omnipoint Common Stock, in accordance with the terms of such Indebtedness. All outstanding shares of capital stock of Omnipoint have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The Omnipoint Disclosure Schedule sets forth for each category of Omnipoint Options and Omnipoint Warrants the vesting schedule, the exercise price and the number of shares of Omnipoint Common Stock into which such Omnipoint Options or Omnipoint Warrants are exercisable .

          (b) Except as set forth in Section 4.6(a) or on the Omnipoint Disclosure Schedule, there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by Omnipoint or any Omnipoint Subsidiary or other agreements or commitments to which any member of the Omnipoint Group or any Omnipoint Investment is a party of any character relating to the issued or unissued capital stock or other securities of Omnipoint, including any agreement or commitment obligating any member of the Omnipoint Group or any Omnipoint Investment to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of Omnipoint, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to Omnipoint or obligating Omnipoint to make any payments pursuant to any stock based or stock related plan or award. There are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respect to the securities or any assets of any members of the Omnipoint Group.

     SECTION 4.7  Subsidiaries; Investments.
                  -------------------------

          (a) Each Omnipoint Subsidiary and each Omnipoint Investment is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or other similar powers required to carry on its business as now conducted, other than such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect. Each Omnipoint Subsidiary and each Omnipoint Investment is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, with such exceptions, individually or in the aggregate, as have not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect. The Omnipoint Disclosure Schedule sets forth a list of all Omnipoint Subsidiaries and all Omnipoint Investments and their respective jurisdictions of organization and identifies Omnipoint's (direct or indirect) percentage ownership interest therein.

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Omnipoint Subsidiary and each Omnipoint Investment, is owned by Omnipoint or a Omnipoint Subsidiary, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests).

          (c) There are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by any member of the Omnipoint Group or any Omnipoint Investment or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities or partnership interests or membership interests of any Omnipoint Subsidiary or any Omnipoint Investment, including, without limitation, any agreement or commitment obligating any member of the Omnipoint Group or any Omnipoint Investment to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock, other securities, partnership interests or membership interests of any Omnipoint Subsidiary or any Omnipoint Investment or obligating any member of the Omnipoint Group or any Omnipoint Investment to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to any Omnipoint Subsidiary or any Omnipoint Investment, or obligating any Omnipoint Subsidiary or any Omnipoint Investment to make any payments pursuant to any stock based or stock related plan or award. No member of the Omnipoint Group is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person (other than obligations to individuals who are employees, which obligations (i) are set forth in Section 4.22 of the Omnipoint Disclosure Schedule or (ii) are for de minimis amounts and are made in the
                                    -- -------
ordinary course of business consistent with past practices), including, without limitation, any Omnipoint Investment.

          (d) Omnipoint has previously delivered or made available to VoiceStream true and complete copies of the organizational documents or comparable governing instruments (including all amendments to each of the foregoing), of each Omnipoint Subsidiary and each Omnipoint Investment as in effect on the date hereof.

     SECTION 4.8  SEC Filings.
                  -----------

          (a) Omnipoint has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1997.

          (b) Omnipoint has delivered or made available to VoiceStream: (i) the Omnipoint 10-K; (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Omnipoint held since December 31, 1998; and (iii) all of its other reports, statements, schedules, forms, exhibits and registration statements and all other documents required to be filed with the SEC since December 31, 1998 (the "1999 Omnipoint SEC Documents") (the documents referred to in Sections 4.8(a) and (b), collectively, the "Omnipoint SEC Documents"). The Omnipoint Disclosure Schedule sets forth a list of all the 1999 Omnipoint SEC Documents.

          (c) As of its filing date, each Omnipoint SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (d) As of its filing date, each Omnipoint SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (e) Each Omnipoint SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.9  Financial Statements.  The audited consolidated financial
                  --------------------
statements and unaudited consolidated interim financial statements of Omnipoint included in the Omnipoint SEC Documents fairly present, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Omnipoint and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 4.10  Absence of Certain Changes. Since the Omnipoint Balance Sheet
                   --------------------------
Date, the business of each member of the Omnipoint Group and each Omnipoint Investment has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably expected to have a Omnipoint Material Adverse Effect.

     SECTION 4.11  No Undisclosed Material Liabilities. There are no liabilities
                   -----------------------------------
or obligations of any member of the Omnipoint Group or any Omnipoint Investment of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation, other than for Taxes, if any, arising out of, or attributable to the Transactions (including the CIRI Transaction and the transactions described in Recital A hereof):

          (a) liabilities or obligations disclosed and provided for in the Omnipoint Balance Sheet or in the notes thereto or in Omnipoint SEC Documents filed prior to the date hereof or in the Omnipoint 10-K; and

          (b) liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect.

     SECTION 4.12  Compliance with Laws and Court Orders.  Each member of the
                   -------------------------------------
Omnipoint Group and each Omnipoint Investment holds all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Bodies necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect. Each member of the Omnipoint Group and each Omnipoint Investment is and has been in compliance with, and to the knowledge of Omnipoint, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect.

     SECTION 4.13  Litigation.  There is no action, suit, investigation or
                   ----------
proceeding (or any basis therefor) pending against, or, to the knowledge of Omnipoint, threatened against or affecting, any member of the Omnipoint Group, any Omnipoint Investment or any of their respective properties before any court or arbitrator or before or by any other Governmental Body, that, individually or in the aggregate, would be reasonably expected to have a Omnipoint Material Adverse Effect.

     SECTION 4.14  Finders' Fees.  Except for fees payable to Allen and Lehman
                   -------------
there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Omnipoint or any Omnipoint Subsidiary who might be entitled to any fee or commission from VoiceStream, any of the VoiceStream Subsidiaries, Omnipoint or any of the Omnipoint Subsidiaries in connection with the Transactions. Copies of the engagement agreements with Allen and Lehman have been provided to VoiceStream; except as set forth on such engagement agreements, no other fees are payable to Allen and Lehman.

     SECTION 4.15  Opinion of Financial Advisor.  Omnipoint has received an
                   ----------------------------
opinion of Lehman, financial advisor to Omnipoint, to the effect that, as of June 23, 1999, from a financial point of view, the Merger Consideration is fair to the holders of Omnipoint Common Stock.

     SECTION 4.16  Taxes.    Except as set forth in the Omnipoint Disclosure
                   -----
Schedules and except as would not have a Omnipoint Material Adverse Effect, (i) all Omnipoint Tax Returns required to be filed with any taxing authority by, or with respect to, Omnipoint and the Omnipoint Subsidiaries have been filed in accordance with all applicable laws or an appropriate extension of time to file such Omnipoint Tax Returns has been obtained; (ii) Omnipoint and the Omnipoint Subsidiaries have timely paid all Taxes shown as due and payable on the Omnipoint Tax Returns that have been so filed, and, as of the time of filing, the Omnipoint Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Omnipoint and the Omnipoint Subsidiaries (other than Taxes which are being contested in good faith by appropriate proceeding and for which adequate reserves are reflected on the Omnipoint Balance Sheet); (iii) Omnipoint and the Omnipoint Subsidiaries have made provision for all Taxes payable by Omnipoint and the Omnipoint Subsidiaries for which no Omnipoint Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to Omnipoint and the Omnipoint Subsidiaries reflected on the Omnipoint Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now pending or, to the knowledge of Omnipoint, proposed against or with respect to Omnipoint or any Omnipoint Subsidiary in respect of any Tax where an adverse determination is reasonably likely; (vi) Omnipoint is not, and never has been the subject of a federal income tax examination; and (vii) there are no Liens or encumbrances for Taxes on any of the assets of Omnipoint or any Omnipoint Subsidiary except Liens for current Taxes not yet due. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental body and any interest, penalties, or additions to tax attributable thereto; provided, however, that Taxes shall not include Taxes, if any, arising out of or attributable to the Transactions (including the CIRI Transaction and the transactions described in Recital A hereof). For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (b) To the knowledge of Omnipoint, there is no plan or intention on the part of any Omnipoint shareholder to sell, exchange, transfer or otherwise dispose of any stock of Holding Company received in the Transactions, except that such Omnipoint shareholders as are partnerships for U.S. federal income tax purposes may distribute such Holding Company stock to one or more of their partners (other than to a partner which would, immediately after such distribution, own 5 percent or more of Holding Company's stock, taking into account such partner's pro rata share of any Holding Company stock held by the partnership).

     SECTION 4.17  Tax Opinions. There are no facts or circumstances relating to
                   ------------
Omnipoint that would, to Omnipoint's knowledge, prevent Piper Marbury from delivering the opinion referred to in Section 9.3(b) as of the date hereof.

     SECTION 4.18  Employee Benefit Plans and Labor Matters.
                   ----------------------------------------

          (a) The Omnipoint Disclosure Schedule contains a true and complete list, as of the date hereof, of all Omnipoint Employee Plans and all Omnipoint Benefit Arrangements. Copies of each Omnipoint Employee Plan and each Omnipoint Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been made available to VoiceStream as of the date hereof or will have been made available to VoiceStream within thirty days after the date hereof, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Omnipoint Employee Plan.

          (b) No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Omnipoint Employee Plan subject to such Section 412, whether or not waived. No "reportable event" within the meaning of Section 4043 of ERISA for which the reporting requirements have not been waived, and no event described in Section 4062 or 4063 of ERISA has occurred in connection with any Omnipoint Employee Plan. Neither Omnipoint nor to Omnipoint's knowledge any ERISA Affiliate of Omnipoint has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur prior to the Effective Time (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a liability of Omnipoint, any Omnipoint Subsidiary, VoiceStream or any of their ERISA Affiliates after the Effective Time. If a "complete withdrawal" by Omnipoint and all of its ERISA Affiliates were to occur as of the Effective Time with respect to all Multiemployer Plans, neither Omnipoint nor any Omnipoint Subsidiary would incur any withdrawal liability under Title IV of ERISA.

          (c) As of December 31, 1998, the fair market value of the assets of each Omnipoint Pension Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under such Omnipoint Pension Plan calculated pursuant to FAS No. 87, "Employers' Accounting for Pensions."

          (d) Each Omnipoint Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable qualification determination letter issued by the IRS and to Omnipoint's knowledge each such Omnipoint Employee Plan is so qualified.

          (e) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of Omnipoint or any Omnipoint Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

          (f) As of December 31, 1998, there were no amounts accumulated for post-retirement benefit obligations under Omnipoint Employee Plans and Omnipoint Benefit Arrangements as determined in accordance with Statement of Financial Accounting Standards No. 106.

          (g) Each Omnipoint Employee Plan and each Omnipoint Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to registration or qualification where such Plan was intended so to be so registered or qualified) and has been maintained in good standing with applicable regulatory authorities.

          (h) No employee or former employee of Omnipoint or any Omnipoint Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the Transactions (either alone or together with any other event).

          (i) Neither Omnipoint nor any of the Omnipoint Subsidiaries is, or has been, a party to any collective bargaining agreement or union contract. Neither Omnipoint nor any of the Omnipoint Subsidiaries is involved in or threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance. To the knowledge of Omnipoint, there is no organizing effort or representation question at issue with respect to any employee of Omnipoint or any of the Omnipoint Subsidiaries.

     SECTION 4.19  Environmental Matters.
                   ---------------------

          (a) Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a Omnipoint Material Adverse Effect:

               (A) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of Omnipoint, is threatened by any Governmental Body or other Person relating to or arising out of any Environmental Law;

               (B) each member of the Omnipoint Group and each Omnipoint Investment is and has been in compliance with all Environmental Laws and all Environmental Permits; and

               (C) there are no liabilities of or relating to any member of the Omnipoint Group or any Omnipoint Investment of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

          (b) There have been no environmental assessments, investigations, studies, audits, tests, reviews or other analyses conducted (collectively, "Environmental Reports") of which Omnipoint has knowledge in relation to the current or prior business of any member of the Omnipoint Group or any Omnipoint Investment or any property or facility now or previously owned or leased by any member of the Omnipoint Group or any Omnipoint Investment that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have a Omnipoint Material Adverse Effect.

          (c) For purposes of this Section 4.19, the terms Omnipoint and Omnipoint Subsidiary shall include any entity that is, in whole or in part, a predecessor of any member of the Omnipoint Group or any Omnipoint Investment.

     SECTION 4.20  Intellectual Property.  With such exceptions as, individually
                   ---------------------
or in the aggregate, have not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect, each member of the Omnipoint Group and each Omnipoint Investment own or have a valid license to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "Omnipoint Intellectual Property") necessary to carry on its business substantially as currently conducted. No member of the Omnipoint Group or any Omnipoint Investment has received any notice of infringement of or conflict with, and to Omnipoint's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any Omnipoint Intellectual Property that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, a Omnipoint Material Adverse Effect.

     SECTION 4.21  Contracts.  No member of the Omnipoint Group or any Omnipoint
                   ---------
Investment is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business, (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit any member of the Omnipoint Group or any Investment Interest from engaging in the business of providing wireless communications services or from developing wireless communications technology anywhere in the world or (iii) any management agreement, technical services agreement or other agreement whereby any member of the Omnipoint Group or any Investment Interest is provided or is required to provide management or technical services to any other Person . With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, a Omnipoint Material Adverse Effect, (x) each of the contracts, agreements and commitments of the Omnipoint Group and the Omnipoint Investments is valid and in full force and effect and (y) neither any member of the Omnipoint Group nor any Omnipoint Investment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of Omnipoint, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Omnipoint Material Adverse Effect. Neither any member of the Omnipoint Group nor any Omnipoint Investment is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of the Omnipoint Group. Omnipoint has provided or made available to VoiceStream a copy of each agreement described in item (i), (ii) or
(iii) above.

     SECTION 4.22  Significant Omnipoint Employees.  The Omnipoint Disclosure
                   -------------------------------
Schedule contains a list setting forth the name and current annual salary and other compensation payable to each Significant Omnipoint Employee, and the profit sharing, bonus or other form of additional compensation paid or payable by Omnipoint to or for the benefit of each such person for the current fiscal year. Except as set forth on the Omnipoint Disclosure Schedule or under the employment, consulting or other agreements listed thereon, there are no oral or written contracts, agreements or arrangements obligating Omnipoint to increase the compensation or benefits presently being paid or hereafter payable to any Significant Omnipoint Employees. The Omnipoint Disclosure Schedule annexed hereto sets forth summaries of all oral employment or consulting or similar arrangements regarding any Significant Omnipoint Employee which are not terminable without liability on thirty (30) days' or less prior notice and lists all written employment and consulting agreements with respect to any Significant Omnipoint Employee, true and complete copies of which have been provided to VoiceStream. Except for severance obligations to Significant Omnipoint Employees set forth on the Omnipoint Disclosure Schedule, there is not due or owing and there will not be due and owing at the Effective Time to any Significant Omnipoint Employees, any sick pay, severance pay (whether arising out of the termination of an Significant Omnipoint Employee prior to, on, or subsequent to the Effective
Time), compensable time or pay, including salary, commission and bonuses, personal time or pay or vacation time or vacation pay attributable to service rendered on or prior to the Effective Time. Except as disclosed in the Omnipoint Disclosure Schedule and other than claims made in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $100,000, neither Omnipoint nor the Omnipoint Subsidiaries have, any liability arising out of claims made or suits brought (including workers' compensation claims and claims or suits for contribution to, or indemnification of, third parties, occupational health and safety, environmental, consumer protection or equal employment matters) for injury, sickness, disease, discrimination, death or termination of employment of any Significant Omnipoint Employee, or other employment matter to the extent attributable to an event occurring or a state of facts existing on or prior to the Effective Time.

     SECTION 4.23  Employment Matters.  Omnipoint and each Omnipoint Subsidiary
                   ------------------
(A) is in compliance with all applicable Federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Omnipoint Employees, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on Omnipoint, any Omnipoint Subsidiary or their financial condition or business; (B) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Omnipoint Employees; (C) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, except as would reasonably be expected to not have a Omnipoint Material Adverse Effect; and (D) (other than routine payments to be made in the normal course of business and consistent with past practice) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, Social Security or other benefits for Omnipoint Employees.

     SECTION 4.24  Labor.  No work stoppage or labor strike with respect to
                   -----
Omnipoint Employees is pending or, to the best knowledge of Omnipoint, is threatened. Except as set forth on the Omnipoint Disclosure Schedules, there is no involvement nor, to the best knowledge of Omnipoint, is there threatened, any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Omnipoint Employee including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on its financial condition or business. There has been no engagement in any unfair labor practices within the meaning of the National Labor Relations Act which would reasonably be expected to have, individually or in the aggregate, a Omnipoint Material Adverse Effect.

     SECTION 4.25  Vote Required.  The only vote of the holders of any class or
                   -------------
series of capital stock of Omnipoint necessary to approve this Agreement and the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Omnipoint Common Stock (the "Omnipoint Stockholders' Approval").

     SECTION 4.26  Antitakeover Statutes and Charter Provisions.  Omnipoint has
                   --------------------------------------------
taken all action necessary to exempt the Omnipoint Merger and this Agreement and the Transactions from the restrictions of Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or any of the Transactions.

     SECTION 4.27  Insurance.  The Omnipoint Disclosure Schedules set forth a
                   ---------
list and brief description of all policies of fire, liability and other forms of insurance and material fidelity bonds held by the Omnipoint Group. The Omnipoint Group's assets, business, equipment, property and operations are adequately insured against loss or damage and all other hazards or risks of the character usually insured against by companies in the same or similar business and such insurance shall be continued in full force and effect through 11:59 p.m. on the Effective Time. Each such policy and fidelity bond is in full force and effect, all premiums due and payable under such policies and fidelity bonds have been and on the Effective Time will be paid in full, and there are no disputed claims arising under such policies or fidelity bonds.

     SECTION 4.28  Bank Accounts.  The Disclosure Schedule sets forth a complete
                   -------------
list of all bank accounts, savings deposits, money-market accounts, certificates of deposit, safety deposit boxes, and similar investment accounts with banks or other financial institutions maintained by or on behalf of the Omnipoint or any Omnipoint Subsidiary showing the depository bank or institution address, appropriate bank contact personnel, account number and names of signatories.

     SECTION 4.29  Transactions with Affiliates.  No Affiliate of the Omnipoint
                   ----------------------------
Group or Omnipoint Investment nor any stockholder, officer, director, partner, member, consultant or employee of any thereof, is at the date hereof a party to any transaction with any member of the Omnipoint Group or Omnipoint Investment, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from any member of the Omnipoint Group or any Omnipoint Investment, or any Affiliate thereof.

                                   ARTICLE 5

       REPRESENTATIONS AND WARRANTIES OF VOICESTREAM AND HOLDING COMPANY

          Except as set forth in the VoiceStream Disclosure Schedule or as disclosed in the VoiceStream SEC Documents filed prior to the date hereof, each of VoiceStream and Holding Company, represent and warrant to Omnipoint as follows:

     SECTION 5.1  Corporate Existence and Power.  Each of VoiceStream and
                  -----------------------------
Holding Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and authority required to carry on its business as now conducted and to own, operate and lease its property. Each of VoiceStream and Holding Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a VoiceStream Material Adverse Effect. VoiceStream has heretofore delivered or made available to Omnipoint true and complete copies of the certificate of incorporation and bylaws of VoiceStream as currently in effect.

     SECTION 5.2  Corporate Authorization.
                  -----------------------

          (a) The execution, delivery and performance by each of VoiceStream and Holding Company of this Agreement and the consummation by VoiceStream and Holding Company of the Transactions are within VoiceStream's and Holding Company's respective corporate powers and, except for the required approval of VoiceStream's stockholders of this Agreement and the Transactions, have been duly authorized by all necessary corporate action on the part of VoiceStream and Holding Company. This Agreement has been duly and validly executed and delivered by VoiceStream and Holding Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Omnipoint and receipt of all required approvals by VoiceStream's stockholders in connection with the consummation of the Transactions, constitutes a valid and binding agreement of VoiceStream and Holding Company, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

          (b) At a meeting duly called and held, VoiceStream's Board of Directors has: (i) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of VoiceStream's stockholders;
(ii) approved and adopted this Agreement and the Transactions; and (iii) resolved (subject to Section 8.8(b)) to recommend approval and adoption of this Agreement by its stockholders. No other corporate proceedings on the part of VoiceStream are necessary to authorize or approve this Agreement or to consummate the Transactions (other than, with respect to the Transactions, the approval and adoption of the

Transactions and this Agreement by holders of shares of VoiceStream to the extent required by VoiceStream's certificate of incorporation and by applicable Delaware Law and Washington Law.

     SECTION 5.3   Governmental Authorization.
                   --------------------------

          (a) The execution, delivery and performance by VoiceStream of this Agreement and the consummation by VoiceStream of the Transactions require no action by or in respect of, or filing with, any Governmental Body, other than:
(i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the 1934 Act; (iv) compliance with any applicable requirements of the Communications Act; (v) compliance with FAA regulations; (vi) compliance with any applicable requirements of state and local public utility commissions or similar entities; and (vii) any actions or filing, the absence of which would not in the aggregate prevent or delay consummation of the Transactions in any material respect, or otherwise prevent VoiceStream from performing its obligations under this Agreement in any material respect or would not in the aggregate have a VoiceStream Material Adverse Effect.

          (b) VoiceStream and the VoiceStream Subsidiaries have not made any material misstatements of fact, or omitted to disclose any fact, to any Governmental Body, which misstatements or omissions, individually or in the aggregate, could subject any material licenses or authorizations to revocation or failure to renew.

     SECTION 5.4  FCC Matters.
                  -----------

          (a) Each member of the VoiceStream Group and each VoiceStream Investment holds, and is qualified and eligible to hold, all material licenses, permits and other authorizations issued by the FCC to such entity for the operation of their respective businesses, all of which are set forth in the VoiceStream Disclosure Schedule (the "VoiceStream FCC Licenses").

          (b) The VoiceStream FCC Licenses are valid and in full force and effect and none of VoiceStream, any of the VoiceStream Subsidiaries or any VoiceStream Investment is or has been delinquent in payment on or in default under any installment obligation owed to the United States Treasury in connection with the VoiceStream FCC Licenses.

          (c) All material reports and applications required by the Communications Act or required to be filed with the FCC by any member of the VoiceStream Group or any VoiceStream Investment have been filed and are accurate and complete in all material respects.

          (d) Each member of the VoiceStream Group and each VoiceStream Investment is, and has been, in compliance in all material respects with, and the wireless communication systems operated pursuant to the VoiceStream FCC Licenses have been operated in compliance in all material respects with, the Communications Act.

          (e) There is not pending as of the date hereof any application, petition, objection, pleading or proceeding with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of any member of the VoiceStream Group or any VoiceStream Investment which questions the validity of or contests any VoiceStream FCC License or which presents a substantial risk that, if accepted or granted, or concluded adversely, could result in the revocation, cancellation, suspension or any materially adverse modification of any VoiceStream FCC License or imposition of any substantial fine or forfeiture against any member of the VoiceStream Group or any VoiceStream Investment except as set forth in the VoiceStream Disclosure Statement.

          (f) No facts are known to any Member of the VoiceStream Group which if known by a Governmental Body of competent jurisdiction would present a substantial risk that any VoiceStream FCC License could be revoked, canceled, suspended or materially adversely modified or that any substantial fine or forfeiture could be imposed against any member of the VoiceStream Group or any VoiceStream Investment.

     SECTION 5.5  Non-contravention.  The execution, delivery and performance by
                  -----------------
VoiceStream of this Agreement and the consummation by VoiceStream of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws, stockholders agreement or other governing instrument of any member of the VoiceStream Group or any VoiceStream Investment; (ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which any member of the VoiceStream Group or any VoiceStream Investment is entitled under (A) any provision of any agreement or other instrument binding upon any member of the VoiceStream Group or any VoiceStream Investment or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, any member of the VoiceStream Group or any VoiceStream Investment; or (iv) result in the creation or imposition of any Lien on any asset of any member of the VoiceStream Group or any VoiceStream Investment, other than such exceptions in the case of clauses (ii), (iii) and (iv) as would not be, individually or in the aggregate, reasonably expected to have a VoiceStream Material Adverse Effect or materially impair or delay the ability of VoiceStream to consummate the Transactions.

     SECTION 5.6    Capitalization.
                    --------------

          (a) The authorized capital stock of VoiceStream consists of 300,000,000 shares of VoiceStream Common Stock and 50,000,000 shares of Preferred Stock. As of the close of business on May 31, 1999, there were outstanding (i) 95,549,998 shares of VoiceStream Common Stock (inclusive of all shares of restricted stock granted under any compensatory plans or arrangements), (ii) VoiceStream stock options to purchase an aggregate of 4,067,090 shares of VoiceStream Common Stock (of which options to purchase an aggregate of 2,417,170 shares of VoiceStream Common Stock were exercisable),
(iii) no phantom shares or stock units issued under any stock option, compensation or deferred compensation plan or arrangement with respect to VoiceStream Common Stock, (iv) no VoiceStream warrants to VoiceStream Common Stock and (v) no shares of VoiceStream Preferred Stock. All outstanding shares of capital stock of VoiceStream have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

          (b) Except as set forth in Section 5.6(a) or on the VoiceStream Disclosure Schedules, there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by VoiceStream or any VoiceStream Subsidiary or other agreements or commitments to which any member of the VoiceStream Group or any VoiceStream Investment is a party of any character relating to the issued or unissued capital stock or other securities of VoiceStream or any VoiceStream Subsidiary, including any agreement or commitment obligating any member of the VoiceStream Group or any VoiceStream Investment to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of VoiceStream or any VoiceStream Subsidiary, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to VoiceStream or any VoiceStream Subsidiary to make any payments pursuant to any stock based or stock related plan or award. There are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respect to the securities or any assets of any member of the VoiceStream Group.


     SECTION 5.7    Subsidiaries; Investments.
                    -------------------------

          (a) Each VoiceStream Subsidiary and each VoiceStream Investment is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or other similar powers required to carry on its business as now conducted, other than such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a VoiceStream Material Adverse Effect. Each VoiceStream Subsidiary and each VoiceStream Investment is duly qualified to do business as a foreign corporation or other foreign legal entity and is in good standing in each jurisdiction where such qualification is necessary, with such exceptions, individually or in the aggregate, as have not had and would not be reasonably expected to have a

VoiceStream Material Adverse Effect. The VoiceStream Disclosure Schedule sets forth a list of all VoiceStream Subsidiaries and all VoiceStream Investments and their respective jurisdictions of organization and identifies VoiceStream's (direct or indirect) percentage ownership interest therein.

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each VoiceStream Subsidiary and each VoiceStream Investment, is owned by VoiceStream or a VoiceStream Subsidiary, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests).

          (c) There are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by any member of the VoiceStream Group or a VoiceStream Investment or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities or partnership interests or membership interests of any VoiceStream Subsidiary or any VoiceStream Investment, including any agreement or commitment obligating any member of the VoiceStream Group or any VoiceStream Investment to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock, other securities, partnership interests or membership interests of any VoiceStream Subsidiary or any VoiceStream Investment or obligating any member of the VoiceStream Group or any VoiceStream Investment to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to any VoiceStream Subsidiary or any VoiceStream Investment, or obligating any member of the VoiceStream Group or any VoiceStream Investment to make any payments pursuant to any stock based or stock related plan or award. No member of the VoiceStream Group is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person, (other than obligations to individuals who are employees, which obligations (i) are set forth in Section 5.22 of the VoiceStream Disclosure Schedule or (ii) are for de minimis amounts and are made
                                                -- -------
in the ordinary course of business consistent with past practices), including, without limitation, any VoiceStream Investment.

          (d) VoiceStream has previously delivered or made available to Omnipoint true and complete copies of the organizational documents or comparable governing instruments (including all amendments to each of the foregoing), of each VoiceStream Subsidiary and each VoiceStream Investment as in effect on the date hereof.


     SECTION 5.8    SEC Filings.
                    -----------

          (a) VoiceStream has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1997.

          (b) VoiceStream has delivered or made available to Omnipoint: (i) the VoiceStream 10-K; (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of VoiceStream held since December 31, 1998; and (iii) all of its other reports, statements, schedules, forms, exhibits and registration statements and all other documents required to be filed with the SEC since December 31, 1998 (the "1999 VoiceStream SEC Documents") (the documents referred to in Sections 5.8(a) and (b), collectively, the "VoiceStream SEC Documents"). The VoiceStream Disclosure Schedule sets forth a list of all the 1999 VoiceStream SEC Documents.

          (c) As of its filing date, each VoiceStream SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (d) As of its filing date, each VoiceStream SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (e) Each VoiceStream SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 5.9    Financial Statements.  The audited consolidated financial
                    --------------------
statements and unaudited consolidated interim financial statements of VoiceStream included in the VoiceStream SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of VoiceStream and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 5.10   Absence of Certain Changes.  Since the VoiceStream Balance
                    --------------------------
Sheet Date, the business of each member of the VoiceStream Group and each VoiceStream Investment has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably expected to have a VoiceStream Material Adverse Effect.

     SECTION 5.11   No Undisclosed Material Liabilities.  There are no
                    -----------------------------------
liabilities or obligations of any member of the VoiceStream Group or any VoiceStream Investment of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation, other than for taxes, if any, arising out of, or attributable to the Transactions (including the CIRI Transaction and the transactions described in Recital A hereof), or:

          (a) liabilities or obligations disclosed and provided for in the VoiceStream Balance Sheet or in the notes thereto or in VoiceStream SEC Documents filed prior to the date hereof or in the VoiceStream 10-K; and

          (b) liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have a VoiceStream Material Adverse Effect.

     SECTION 5.12   Compliance with Laws and Court Orders.  Each member of the
                    -------------------------------------
VoiceStream Group and each VoiceStream Investment holds all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Bodies necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a VoiceStream Material Adverse Effect. Each member of the VoiceStream Group and each VoiceStream Investment is and has been in compliance with, and to the knowledge of VoiceStream, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a VoiceStream Material Adverse Effect.

     SECTION 5.13   Litigation.  There is no action, suit, investigation or
                    ----------
proceeding (or any basis therefor) pending against, or, to the knowledge of VoiceStream, threatened against or affecting, any member of the VoiceStream Group or any VoiceStream Investment or any of their respective properties before any court or arbitrator or before or by any other Governmental Body, that, individually or in the aggregate, would be reasonably expected to have a VoiceStream Material Adverse Effect.

     SECTION 5.14   Finders' Fees.  Except for fees payable to Goldman, there is
                    -------------
no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of VoiceStream or any VoiceStream Subsidiary who might be entitled to any fee or commission from Omnipoint, any of the Omnipoint Subsidiaries, VoiceStream or any of the VoiceStream Subsidiaries in connection with the Transactions. A copy of the engagement agreement with Goldman has been provided to Omnipoint; except as set forth on such engagement agreement, no other fees are payable to Goldman.

     SECTION 5.15   Opinion of Financial Advisor.  VoiceStream has received an
                    ----------------------------
opinion of Goldman, financial advisor to VoiceStream, to the effect that, as of June 23, 1999, from a financial point of view, the Merger Consideration is fair to the holders of VoiceStream Common Stock.

     SECTION 5.16   Taxes.  (a)  Except as set forth in the VoiceStream
                    -----
Disclosure Schedules and except as would not have a VoiceStream Material Adverse Effect, (i) all VoiceStream Tax Returns required to be filed with any taxing authority by, or with respect to, VoiceStream and the VoiceStream Subsidiaries have been filed in accordance with all applicable laws or an appropriate extension of time to file such VoiceStream Tax Return has been obtained; (ii) VoiceStream and the VoiceStream Subsidiaries have timely paid all Taxes shown as due and payable on the VoiceStream Tax Returns that have been so filed, and, as of the time of filing, the VoiceStream Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of VoiceStream and the VoiceStream Subsidiaries (other than Taxes which are being contested in good faith by appropriate proceeding and for which adequate reserves are reflected on the VoiceStream Balance Sheet); (iii) VoiceStream and the VoiceStream Subsidiaries have made provision for all Taxes payable by VoiceStream and the VoiceStream Subsidiaries for which no VoiceStream Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to VoiceStream and the VoiceStream Subsidiaries reflected on the VoiceStream Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now pending or to the knowledge of VoiceStream, threatened against or with respect to VoiceStream or any VoiceStream Subsidiary in respect of any Tax where an adverse determination is reasonably likely; (vi) the federal income Tax Returns of VoiceStream and the VoiceStream Subsidiaries have been examined and settled with the IRS (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1997; and (vii) there are no Liens or encumbrances for Taxes on any of the assets of VoiceStream or any VoiceStream Subsidiary except liens for current Taxes not yet due.

          (b) To the knowledge of VoiceStream, there is no plan or intention on the part of any VoiceStream shareholder to sell, exchange, transfer or otherwise dispose of any stock of Holding Company received in the Transactions, except that VoiceStream shareholders that are partnerships for U.S. federal income tax purposes may distribute such Holding Company stock to one or more of their partners (other than to a partner which would, immediately after such distribution, own 5 percent or more of Holding Company's stock, taking into account such partner's pro rata share of any Holding Company stock held by the partnership).

          (c) The maximum number of shares of Holding Company Common Stock which may be issued pursuant to conversion rights held by the Cook Entities (after consummation of the Transactions), including conversion rights under the CIRI Agreements, is 9,000,000.

     SECTION 5.17   Tax Opinions.  There are no facts or circumstances relating
                    ------------
to VoiceStream that would, to VoiceStream's knowledge, prevent Jones Day from delivering the opinions referred to in Sections 9.2(b) and 9.2(c) as of the date hereof.

     SECTION 5.18   Employee Benefit Plans and Labor Matters.
                    ----------------------------------------

          (a) The VoiceStream Disclosure Schedule contains a true and complete list, as of the date hereof, of all VoiceStream Employee Plans and all VoiceStream Benefit Arrangements. Copies of each VoiceStream Employee Plan and each VoiceStream Benefit Arrangement (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been made available to Omnipoint as of the date hereof or will have been made available to Omnipoint within thirty days after the date hereof, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any VoiceStream Employee Plan.

          (b) No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any VoiceStream Employee Plan subject to such Section 412, whether or not waived. No "reportable event" within the meaning of Section 4043 of ERISA for which the reporting requirements have not been waived, and no event described in Section 4062 or 4063 of ERISA has occurred in connection with any VoiceStream Employee Plan. Neither VoiceStream nor to VoiceStream's knowledge any ERISA Affiliate of VoiceStream has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or
(ii) incurred, or reasonably expects to incur prior to the Effective Time (A) any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a liability of VoiceStream, any VoiceStream Subsidiary, Omnipoint or any of their ERISA Affiliates after the Effective Time. If a "complete withdrawal" by VoiceStream and all of its ERISA Affiliates were to occur as of the Effective Time with respect to all Multiemployer Plans, neither of VoiceStream, nor any VoiceStream Subsidiary would incur any withdrawal liability under Title IV of ERISA.

          (c) As of December 31, 1998, the fair market value of the assets of each VoiceStream Pension Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under such VoiceStream Pension Plan calculated pursuant to FAS No. 87, "Employers' Accounting for Pensions."

          (d) Each VoiceStream Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable qualification determination letter issued by the IRS and to VoiceStream's knowledge each such VoiceStream Employee Plan is so qualified.

          (e) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of VoiceStream or any VoiceStream Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(m) or 280G of the Code.

          (f) As of December 31, 1998, there are no accumulated post-retirement benefit obligations under any of the VoiceStream Employee Plans and VoiceStream Benefit Arrangements as determined in accordance with Statement of Financial Accounting Standards No. 106.

          (g) Each VoiceStream Employee Plan and each VoiceStream Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to registration or qualification where such Plan was intended so to be so registered or qualified) and has been maintained in good standing with applicable regulatory authorities.

          (h) No employee or former employee of VoiceStream or any VoiceStream Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhancement of such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the Transactions (either alone or together with any other event).

          (i) Neither VoiceStream nor any of the VoiceStream Subsidiaries is, or has been, a party to any collective bargaining agreement or union contract. Neither VoiceStream nor any of the VoiceStream Subsidiaries is involved in or threatened with any labor dispute, work stoppage, labor strike, slowdown or grievance. To the knowledge of VoiceStream, there is no organizing effort or representation question at issue with respect to any employee of VoiceStream or any of the VoiceStream Subsidiaries.

     SECTION 5.19   Environmental Matters.
                    ---------------------

          (a) Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a VoiceStream Material Adverse Effect:

               (A) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of VoiceStream, is threatened by any Governmental Body or other Person relating to or arising out of any Environmental Law;

               (B) each member of the VoiceStream Group and each VoiceStream Investment is and has been in compliance with all Environmental Laws and all Environmental Permits; and

               (C) there are no liabilities of or relating to any member of the VoiceStream Group or any VoiceStream Investment of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

          (b) There have been no Environmental Reports of which VoiceStream has knowledge in relation to the current or prior business of any member of the VoiceStream Group or any VoiceStream Investment or any property or facility now or previously owned or leased by any member of the VoiceStream Group or any VoiceStream Investment that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have a VoiceStream Material Adverse Effect; and

          (c) For purposes of this Section 5.19, the terms VoiceStream and VoiceStream Subsidiary shall include any entity that is, in whole or in part, a predecessor of any member of the VoiceStream Group or any VoiceStream Investment.

     SECTION 5.20   Intellectual Property.  With such exceptions as,
                    ---------------------
individually or in the aggregate, have not had and would not be reasonably expected to have a VoiceStream Material Adverse Effect, each member of the VoiceStream Group and each VoiceStream Investment owns or has a valid license to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "VoiceStream Intellectual Property") necessary to carry on its business substantially as currently conducted. No member of the VoiceStream Group or any VoiceStream Investment has received any notice of infringement of or conflict with, and to VoiceStream's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any VoiceStream Intellectual Property that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, a VoiceStream Material Adverse Effect.

     SECTION 5.21   Contracts.  No member of the VoiceStream Group nor any
                    ---------
VoiceStream Investment is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business,
(ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit any member of the VoiceStream Group or any VoiceStream Investment Interest from engaging in the business of providing wireless communications services or from developing wireless communications technology anywhere in the world or (iii) any management agreement, technical services agreement or other agreement whereby any member of the VoiceStream Group or any of its Investment Interest is provided or is required to provide management or technical services to any other Person. With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, a VoiceStream Material Adverse Effect, (x) each of the contracts, agreements and commitments of the VoiceStream Group and the VoiceStream Investments is valid and in full force and effect and (y) neither any member of the VoiceStream

Group nor any VoiceStream Investments has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of VoiceStream, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a VoiceStream Material Adverse Effect. Neither any member of the VoiceStream nor any VoiceStream Investment is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of the VoiceStream Group. VoiceStream has provided or made available to Omnipoint a copy of each agreement described in item (i), (ii) or (iii) above.


     SECTION 5.22   VoiceStream Employees.  The VoiceStream Disclosure Schedule
                    ---------------------
contains a list setting forth the name and current annual salary and other compensation payable to each Significant VoiceStream Employee, and the profit sharing, bonus or other form of additional compensation paid or payable by VoiceStream to or for the benefit of each such person for the current fiscal year. Except as set forth on the VoiceStream Disclosure Schedule or under the employment, consulting or other agreements listed thereon, there are no oral or written contracts, agreements or arrangements obligating VoiceStream to increase the compensation or benefits presently being paid or hereafter payable to any Significant VoiceStream Employees. The VoiceStream Disclosure Schedule annexed hereto sets forth summaries of all oral employment or consulting or similar arrangements regarding any Significant VoiceStream Employee which are not terminable without liability on thirty (30) days' or less prior notice and lists all written employment and consulting agreements with respect to any Significant VoiceStream Employee, true and complete copies of which have been provided to Omnipoint. Except for severance obligations to Significant VoiceStream Employees set forth on the VoiceStream Disclosure Schedule, there is not due or owing and there will not be due and owing at the Effective Time to any Significant VoiceStream Employees, any sick pay, severance pay (whether arising out of the termination of any Significant VoiceStream Employee prior to, on, or subsequent to the Effective Time), compensable time or pay, including salary, commission and bonuses, personal time or pay or vacation time or vacation pay attributable to service rendered on or prior to the Effective Time. Except as disclosed in the VoiceStream Disclosure Schedule, there is not now, and there will not be as of the Effective Time, any liability arising out of claims made or suits brought (including workers' compensation claims and claims or suits for contribution to, or indemnification of, third parties, occupational health and safety, environmental, consumer protection or equal employment matters) for injury, sickness, disease, discrimination, death or termination of employment of any Significant VoiceStream Employee, or other employment matter to the extent attributable to an event occurring or a state of facts existing on or prior to the Effective Time.

     SECTION 5.23   Employment Matters.  VoiceStream and each VoiceStream
                    ------------------
Subsidiary (A) are in compliance with all applicable Federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to VoiceStream Employees, except where the failure to be in compliance would not, singly or in the aggregate, a material adverse effect on VoiceStream, any VoiceStream Subsidiary or their financial condition or business; (B) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to VoiceStream Employees; (C) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, except as would not have a VoiceStream Material Adverse Effect; and (D) (other than routine payments to be made in the normal course of business and consistent with past practice) are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, Social Security or other benefits for VoiceStream Employees.

     SECTION 5.24   Labor.  No work stoppage or labor strike with respect to
                    -----
VoiceStream Employees is pending or, to the best knowledge of VoiceStream, is threatened. Except as set forth on the VoiceStream Disclosure Schedules, there is no involvement nor, to the best knowledge of VoiceStream, is there threatened, any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any VoiceStream Employee including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would reasonably be expected to have individually or in the aggregate, a material adverse effect on its financial condition or business. There has been no engagement in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, a VoiceStream Material Adverse Effect.

     SECTION 5.25 There is not presently nor has there been in the past any collective bargaining agreement or union contract with respect to VoiceStream Employees and no collective bargaining agreement with respect to VoiceStream Employees is at the date hereof being negotiated.

     SECTION 5.26   Vote Required.  The only vote of the holders of any class or
                    -------------
series of capital stock of VoiceStream necessary to approve this Agreement and the Transactions is the affirmative vote of the holders of a majority of the outstanding shares of VoiceStream Common Stock (the "VoiceStream Stockholders' Approval").

     SECTION 5.27   Insurance.  The VoiceStream Disclosure Schedules set forth a
                    ---------
list and brief description of all policies of fire, liability and other forms of insurance and material fidelity bonds held by the VoiceStream Group. The VoiceStream Group's assets, business, equipment, property and operations are adequately insured against loss or damage and all other hazards or risks of the character usually insured against by companies in the same or similar business and such insurance shall be continued in full force and effect through 11:59 p.m. on the Effective Time. Each such policy and fidelity bond is in full force and effect, all premiums due and payable under such policies and fidelity bonds have been and on the Effective Time will be paid in full, and there are no disputed claims arising under such policies or fidelity bonds.

     SECTION 5.28   Bank Accounts.  The Disclosure Schedule sets forth a
                    -------------
complete list of all bank accounts, savings deposits, money-market accounts, certificates of deposit, safety deposit boxes, and similar investment accounts with banks or other financial institutions maintained by or on behalf of the VoiceStream or any VoiceStream Subsidiary showing the depository bank or institution address, appropriate bank contact personnel, account number and names of signatories.

     SECTION 5.29   Transactions with Affiliates.  No Affiliate of the
                    ----------------------------
VoiceStream Group or VoiceStream Investment nor any stockholder, officer, director, partner, member, consultant or employee of any thereof, is at the date hereof a party to any transaction with any member of the VoiceStream Group, or VoiceStream Investment including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from any member of the VoiceStream Group, VoiceStream Investment, or any Affiliate thereof.

     SECTION 5.30   Not an Interested Stockholder.  As of the date of this
                    -----------------------------
Agreement, neither VoiceStream nor any of its Affiliates is an "Interested Stockholder" as such term is defined in Section 203 of the Delaware Law.

     SECTION 5.3 1  Representations with Respect to Holding Company.
                    -----------------------------------------------

          (a) There is currently no indebtedness between Omnipoint common shareholders and Holding Company, and none will be created as a result of the Transactions, other than Holding Company's obligation to pay cash to Omnipoint shareholders pursuant to Section 3.3. of the Agreement.

          (b) Immediately following the Transactions, Omnipoint shareholders and VoiceStream shareholders will collectively own at least 80 percent of the total combined voting power of all classes of Holding Company's stock entitled to vote and at least 80 percent of the total number of shares of all other classes of Holding Company's stock.

          (c) Each Omnipoint shareholder and VoiceStream shareholder will receive stock (and, in the case of Omnipoint shareholders, cash) of Holding Company with an aggregate value approximately equal to the fair market value of their stock transferred to Holding Company.

          (d) Holding Company is not, nor will it be, an investment company within the meaning of Section 351(e) of the Code immediately after the Transactions.

          (e) Holding Company, Omnipoint and VoiceStream will each remain in existence following the Transactions. Holding Company will retain the Omnipoint Shares and VoiceStream Shares, and there is no plan or intention on the part of Holding Company to liquidate Omnipoint or VoiceStream or otherwise dispose of such shares.

          (f) To the knowledge of Holding Company there is no plan or intention on the part of any Omnipoint shareholder or VoiceStream Shareholders to sell, exchange, transfer or otherwise dispose of any stock of Holding Company received in the Transactions, except that such Omnipoint shareholders and VoiceStream shareholders as are partnerships for U.S. federal income tax purposes may distribute such Holding Company stock to one or more of their partners (other than to a partner which would, immediately after such distribution, own 5 percent or more of Holding Company's stock, taking into account such partner's pro rata share of any Holding Company stock held by the partnership).

                                   ARTICLE 6

                            COVENANTS OF OMNIPOINT

          Omnipoint agrees that:

     SECTION 6.1    Omnipoint Interim Operations.  Except as set forth in the
                    ----------------------------
Omnipoint Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior written consent of VoiceStream, Omnipoint shall, and shall cause each member of the Omnipoint Group to, conduct its business in all material respects in the ordinary course consistent with past practice and use all reasonable efforts to: (i) preserve intact its present business organization; (ii) keep available the services of its key officers and key employees; (iii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, the Omnipoint FCC Licenses, all material licenses and permits that are required for Omnipoint or any Omnipoint Subsidiary to carry on its business and (iv) preserve existing relationships with its material partners, lenders, suppliers and others having material business relationships with it so that the business of the Omnipoint Group shall not be adversely affected in any material respect as of the Effective Time. Further, and without limiting the generality of the foregoing, except as set forth in Section 6.1 of the Omnipoint Disclosure Schedule, from the date hereof until the Effective Time, without the prior written consent of VoiceStream, Omnipoint shall not, nor shall it permit any member of the Omnipoint Group or Omnipoint Investment to:

          (a) amend its certificate of incorporation or bylaws or other applicable governing instrument;

          (b) amend any term of any of its outstanding securities;

          (c) split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of any member of the Omnipoint Group or Omnipoint Investment except for dividends paid by any Omnipoint Subsidiary that is, directly or indirectly, wholly owned by Omnipoint;

          (d) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned Omnipoint Subsidiaries);

          (e) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than (i) the issuance of shares of Omnipoint Common Stock upon the exercise of currently outstanding stock options or warrants in accordance with their present terms, (ii) issuances pursuant to the conversion of convertible securities outstanding on the date hereof in accordance with their present terms and (iii) the granting of options to acquire shares of Omnipoint Common Stock in accordance with Section 6.1(e) of the Omnipoint Disclosure Schedule;

          (f) incur any capital expenditures except as set forth in the Omnipoint Disclosure Schedule;

          (g) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, other business organization or division thereof, licenses or other assets except for
(i) capital expenditures, which shall be governed by clause (f), (ii) pursuant to agreements in effect as of the date hereof and listed on the Omnipoint Disclosure Schedule, or (iii) tangible assets used in the ordinary course of business of Omnipoint and the Omnipoint Subsidiaries in a manner that is consistent with past practice;

          (h) other than pursuant to agreements in effect as of the date hereof and listed on the Omnipoint Disclosure Schedule, sell, lease, license, encumber or otherwise transfer any assets (including any licenses or Investment Interest) having a fair market value exceeding $5,000,000 in any one transaction or series of related transactions or $10,000,000 in the aggregate;

          (i) incur, assume or guarantee any Indebtedness other than pursuant to agreements in effect on the date hereof and listed on the Omnipoint Disclosure Schedule;

          (j) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Liens incurred in the ordinary course of business to secure indebtedness or other obligations permitted by this Agreement;

          (k) create, incur, assume or suffer to exist any obligation whereby Omnipoint or any Omnipoint Subsidiary guarantees any Indebtedness, leases, dividends or other obligations of any third party;

          (l) make any loan, advance or capital contributions to or investment in any Person, or acquire any Investment Interest, other than loans, advances or capital contributions to or investments in its wholly owned Subsidiaries;

          (m) except for capital expenditures, which shall be governed by clause
(f), engage in or enter into any transaction or commitment, enter into any contract or agreement, or relinquish or amend in any material respect any contract or other right, in any case, material to the Omnipoint Group, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (n) enter into any agreement or arrangement that materially limits or otherwise materially restricts Omnipoint, any Omnipoint Subsidiary or any of their respective Affiliates or any successor thereto or that could, after the Effective Time, limit or restrict VoiceStream, any VoiceStream Subsidiary, the Surviving Corporation or any of their Affiliates, from engaging in the business of providing wireless communications services or developing wireless communications technology anywhere in the world or otherwise from engaging in any other business;

          (o) except as required pursuant to any written agreements listed on the Omnipoint Disclosure Schedule and existing on the date hereof or as otherwise mandated by law as of the date hereof (i) enter into any commitment to provide any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of Omnipoint or any Omnipoint Subsidiary that calls for payments in excess of $200,000 in the aggregate for all such directors, officers, or (ii) increase the benefits payable under any existing severance or termination pay policy or employment agreement (other than as may be increased by function of the existing terms of any such policy or agreement),
(iii) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer or employee of Omnipoint or any Omnipoint Subsidiary that calls for annual payments in excess of $125,000, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of Omnipoint or any Omnipoint Subsidiary, except that Omnipoint and the Omnipoint Subsidiaries may amend any such existing agreement or plan or adopt a successor plan or arrangement to the extent mandated by applicable law or to the extent that such amendment would not result in a more than de minimis increase in the costs or liabilities under such agreement or plan, (v) increase the compensation, bonus or other benefits payable to any director, officer or employee of Omnipoint or any Omnipoint Subsidiary or (vi) amend the terms of any outstanding option or right to purchase shares of Omnipoint Common Stock;

          (p) change (i) its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in U.S. GAAP or by Law or (ii) its fiscal year;

          (q) make, or amend in any respect the terms of any Investment Interest, which cannot be terminated within 30 days of the Effective Time without any penalty;

          (r) settle, or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim;

          (s) make any material tax election or enter into any settlement or compromise of any material tax liability;

          (t) take any action, other than as expressly permitted by this Agreement, that would make any representation or warranty of Omnipoint hereunder inaccurate in any material respect at the Effective Time; or

          (u) agree or commit to do any of the foregoing;

provided that the limitations set forth above shall not apply to any transaction exclusively between (i) Omnipoint and any Omnipoint Subsidiary that is wholly owned by Omnipoint or between any such wholly owned Omnipoint Subsidiaries and
(ii) any member or members of the Omnipoint Group and any member or members of the VoiceStream Group.

     SECTION 6.2    No Solicitation.
                    ---------------

          (a) From the date hereof until the termination hereof, Omnipoint will not, and will cause the Omnipoint Subsidiaries, Omnipoint Affiliates, and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors of Omnipoint, the Omnipoint Subsidiaries and the Omnipoint Affiliates not to, directly or indirectly: (i) take any action to solicit, initiate, facilitate or encourage the submission of any Acquisition Proposal; (ii) other than in the ordinary course of business and not related to an Acquisition Proposal, engage in any discussions or negotiations with, or disclose any non-public information relating to Omnipoint or any Omnipoint Subsidiary or afford access to the properties, books or records of Omnipoint or any Omnipoint Subsidiary to, any Person who is known by Omnipoint to be considering making, or has made, an Acquisition Proposal; (iii) (A) approve any transaction under Section 203 of the Delaware Law or (B) approve of any Person's becoming an "interested stockholder" under Section 203 of Delaware Law or (iv) enter into any agreement with respect to an Acquisition Proposal. Nothing contained in this

Agreement shall prevent the Board of Directors of Omnipoint from complying with Rule 14e-2 and Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal; provided that the Board of Directors of Omnipoint shall not recommend that the stockholders of Omnipoint tender their shares in connection with a tender offer except to the extent the Board of Directors of Omnipoint by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of Omnipoint to shareholders under applicable Delaware Law, after receiving the advice of outside legal counsel.

          (b) Omnipoint will notify VoiceStream promptly (but in no event later than 24 hours) after receipt by Omnipoint (or any of its advisors) of any Acquisition Proposal, or of any request (other than in the ordinary course of business and not related to an Acquisition Proposal) for non-public information relating to Omnipoint or any of the Omnipoint Subsidiaries or for access to the properties, books or records of Omnipoint or any Omnipoint Subsidiary by any Person who is known to be considering making, or has made, an Acquisition Proposal. Omnipoint shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Acquisition Proposal, indication or request. Omnipoint shall keep VoiceStream fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Acquisition Proposal, indication or request. Omnipoint shall, and shall cause the Omnipoint Subsidiaries and the directors, employees and other agents of Omnipoint and the Omnipoint Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal.

     SECTION 6.3    Access to Information.  Omnipoint shall (i) give to
                    ---------------------
VoiceStream and VoiceStream's counsel, financial advisors, auditors and other authorized representatives unlimited access during normal business hours to the offices, properties, books and records of Omnipoint and the Omnipoint Subsidiaries, (ii) at VoiceStream's request, furnish to VoiceStream and VoiceStream's counsel, financial advisors, auditors and other authorized representatives all financial and operating data (including without limitation, all subscriber information (including a breakdown of all additions and disconnections) and all information concerning all capital expenditures) and other information to which the Omnipoint Board of Directors or the senior executives of Omnipoint are provided or have access to (all of the foregoing to be furnished to VoiceStream simultaneously with the same being furnished to any member of Omnipoint's Board of Directors or the senior executives of Omnipoint), and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in VoiceStream's investigation. Any investigation pursuant to this Section 6.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Omnipoint and the Omnipoint Subsidiaries. The foregoing information shall be held in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

     SECTION 6.4 Omnipoint shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate the closing under the CIRI Agreements pursuant to the terms thereof. Prior to the Effective Time, upon the satisfaction or waiver by VoiceStream or Omnipoint, as applicable of all the conditions for the consummation of the Transactions, Omnipoint shall in accordance with the CIRI Agreements sell, assign, transfer, convey and deliver to each Purchaser (as defined in each of the CIRI Agreements) the FCC Licenses and Schedule I, Schedule II and Schedule III Assets and Assumed Liability (as defined in each of the CIRI Agreements).


                                   ARTICLE 7

                 COVENANTS OF VOICESTREAM AND HOLDING COMPANY

          VoiceStream and Holding Company agree that:

     SECTION 7.1    VoiceStream Interim Operations.  Except as set forth in the
                    ------------------------------
VoiceStream Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior consent of Omnipoint, from the date hereof until the Effective Time, VoiceStream shall not, nor shall it permit any members of the VoiceStream Group or any VoiceStream Investment to:

          (a) amend its certificate of incorporation, bylaws or other applicable governing instrument;

          (b) amend any material terms of the shares of VoiceStream Common
Stock;

          (c) split, combine, subdivide or reclassify any shares of VoiceStream Common Stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of VoiceStream Common Stock, except for (i) regular quarterly cash dividends, (ii) regular dividends on any future series of preferred stock pursuant to the terms of such securities, or (iii) dividends paid by any VoiceStream Subsidiary to VoiceStream or any VoiceStream Subsidiary that is, directly or indirectly, wholly owned by VoiceStream;

          (d) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of Omnipoint or VoiceStream to consummate the transactions contemplated by this Agreement;

          (e) change (i) its methods of accounting or accounting practices in any material respect except as required by concurrent changes in U.S. GAAP or by law or (ii) its fiscal year;

          (f) enter into or acquire any new line of business that (i) is material to the VoiceStream Group taken as a whole and (ii) is not strategically related to the current business or operations of the VoiceStream Group; or

          (g) agree or commit to do any of the foregoing.

     SECTION 7.2  Director and Officer Liability.
                  ------------------------------

          (a) Holding Company shall indemnify and hold harmless and advance expenses to the present and former officers and directors of each member of the Omnipoint Group and the present and former officers and directors of each member of the VoiceStream Group, and each person who prior to the Effective Time becomes an officer or director of any member of the Omnipoint Group or any member of the VoiceStream Group (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Transactions) to the same extent provided under Omnipoint's certificate of incorporation and bylaws in effect on the date hereof (with respect to the officers and directors of the Omnipoint Group) or VoiceStream's certificate of incorporation and bylaws in effect on the date hereof (with respect to the officers and directors of the VoiceStream Group) (collectively, the ("Indemnified Losses"); provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 7.2(a). Holding Company shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to Holding Company the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by Holding Company in connection with such matter.

          (b) For six years after the Effective Time, Holding Company shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Transactions) covering each such Indemnified Person currently covered by Omnipoint's officers' and directors' liability insurance policy (with respect to officers and directors of the Omnipoint Group) or by VoiceStream's officers' and directors' liability insurance policy (with respect to officers and directors of the VoiceStream Group) on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of such policy in effect on the date hereof (which policies have been made available by Omnipoint to VoiceStream and by VoiceStream to Omnipoint); provided that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of premium paid by Omnipoint (with respect to the liability insurance policies of the officers and directors of Omnipoint) or VoiceStream (with respect to the liability insurance policies of the officers and directors of VoiceStream) as of the date hereof for such insurance, then Holding Company shall provide a policy with the best coverage as shall then be available at 200% of such rate.

          (c) The rights of each Indemnified Person and its heirs and legal representatives under this Section 7.2 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of any member of the Omnipoint Group (with respect to the Omnipoint officers and directors) or the VoiceStream Group (with respect to the VoiceStream officers and directors) or under Delaware Law or any other applicable laws. These rights shall survive consummation of the Transactions and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     SECTION 7.3    Listing of Stock.  Holding Company shall use its reasonable
                    ----------------
best efforts to cause (i) the shares of Holding Company Common Stock to be issued in connection with the Transactions (and the shares of Holding Company Common Stock underlying the securities to be issued pursuant to Section 3.6) to be approved for listing on NASDAQ, subject to official notice of issuance, and
(ii) the securities of Omnipoint to be de-listed from NASDAQ following the Transactions.

     SECTION 7.4    Holding Company Board of Directors.  Immediately prior to
                    ----------------------------------
the Effective Time, the Board of Directors of Holding Company will take all necessary action to expand the size of its Board of Directors of Holding Company to 14 members and to appoint to the Holding Company Board, as of the Effective Time, 4 current members of the Omnipoint Board selected by Omnipoint who agrees to serve in that capacity (the "New Directors"). From the Effective
Time until and including the second annual meeting of the stockholders of Holding Company taking place after the Effective Time, the Board of Directors of Holding Company will nominate the New Directors for reelection to the Holding Company Board of Directors at each subsequent annual or special meeting of the stockholders of Holding Company at which the New Directors' term expires. The provisions of this Section 7.4 shall survive the consummation of the Transactions and are intended to benefit, and shall be enforceable by, the New Directors.

     SECTION 7.5    Employee Matters.
                    ----------------

          (a) Holding Company shall, or shall cause its Subsidiaries to:

               (i) honor the terms of all Omnipoint Employee Plans and Omnipoint Benefit Arrangements as in effect on the date hereof (or as amended with the prior consent of VoiceStream) and to pay the benefits required under such terms of such plans and arrangements, in each case subject to Section 7.5(c); and

               (ii) until December 31, 2001 (the "Benefits Maintenance Period"), with respect to employees of Omnipoint or any of Omnipoint Subsidiaries at the Effective Time ("Transferred Employees"), provide a level of employee benefits and aggregate compensation which is substantially comparable in the aggregate to the level of employee benefits and aggregate compensation provided by Omnipoint and Omnipoint Subsidiaries as of the Effective Time (other than the benefits provided under any severance or termination benefit plans and arrangements of Omnipoint or any Omnipoint Subsidiary).

          (b) If Transferred Employees are included in any VoiceStream Benefit Arrangement or VoiceStream Employee Plan, including without limitation, any plan or arrangement providing vacation benefits, the Transferred Employees shall receive credit for service prior to the Effective Time with Omnipoint and the Omnipoint Subsidiaries and their predecessors to the same extent such service was counted under similar Omnipoint Employee Plans and Omnipoint Benefit Arrangements for purposes of determining eligibility to participate, vesting [and the level of benefits provided]. If Transferred Employees or their dependents are included in any medical, dental or health plan other than the plan or plans they participated in at the Effective Time (a "Successor Plan"), any such Successor Plan shall (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods, except to the extent such limitations, exclusions or waiting periods were applicable to such employees or dependents under any corresponding Omnipoint Employee Plan at the Effective Time, and (ii) provide each such employee or dependent with credit for any copayments and deductibles paid prior to the date of inclusion in the Successor Plan in satisfying any applicable deductible or out-of-pocket requirements under such Successor Plan.

          (c) Notwithstanding any of the above, nothing contained herein shall be construed as requiring VoiceStream or any VoiceStream Subsidiary to continue any specific Employee Plan or Benefit Arrangement or to continue the employment of any specific person, provided, however, that any changes that VoiceStream or any VoiceStream Subsidiary may make to any such Employee Plan or Benefit Arrangement are permitted by the terms of the applicable Employee Plan or Benefit Arrangement under any applicable Law.

     SECTION 7.6   Access to Information. VoiceStream, between the date hereof
                   ---------------------
and the earlier of the effective time of the termination of this Agreement, between the date hereof and the earlier of the Effective Time or the Termination of this Agreement, shall (i) give to Omnipoint and Omnipoint's counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of VoiceStream and the VoiceStream Subsidiaries, (ii) furnish to Omnipoint and Omnipoint's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as Omnipoint may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Omnipoint's investigation. Any investigation pursuant to this Section 7.6 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of VoiceStream.

     SECTION 7.7    Covenants with Respect to Holding Company.
                    -----------------------------------------

          (a) Holding Company will not issue any stock as compensation for services in connection with the Transactions or take any other action which may cause such Transactions not to qualify as an exchange under Section 351 of the Code.

          (b) Holding Company will retain the VoiceStream and Omnipoint shares following the Transactions and Holding Company will not liquidate Omnipoint or VoiceStream or otherwise dispose of such shares unless it obtains an opinion of counsel to the effect that such liquidation or disposition will not cause the Transactions to fail to qualify as an exchange under Section 351 of the Code.

          (c) Holding Company will not take any action, or cause VoiceStream or Omnipoint to take any action, which may cause the Transactions not to qualify as an exchange under Section 351 of the Code.

     SECTION 7.8    Registration Rights.  Not later than 15 days after the
                    -------------------
Closing Date, Holding Company shall prepare and file with the SEC a registration statement (the "Affiliate Registration Statement") on Form S-1, S-3, if the Holding Company is eligible to use such form, or any other filing form which Holding Company shall deem appropriate, with respect to the sale of the shares of Holding Company Common Stock to be held by any "affiliate" (as such term is defined under Rule 145 of the 1933 Act) (and their limited partners) of either Omnipoint or VoiceStream immediately following the Effective Time (the "Affiliate Shares"). Holding Company shall take all reasonable steps necessary to ensure that the Affiliate Registration Statement does not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Holding Company shall use its best efforts to have the Affiliate Registration Statement declared effective as soon as practicable after the Closing Date and shall keep the Affiliate Registration Statement effective subject to appropriate "blackout" periods and other exceptions and limitations as the Board of Directors of Holding Company determines in good faith to be customary and appropriate until the earlier of
(i) one year after its effective date, (ii) all Affiliate Shares have been sold thereunder, or (iii) all Affiliate Shares may be sold without registration under the 1933 Act.


                                   ARTICLE 8

                    COVENANTS OF VOICESTREAM AND OMNIPOINT

          Each of the parties hereto agree that:

     SECTION 8.1    Best Efforts.
                    ------------

          (a) Subject to the terms and conditions of this Agreement, each of the parties will use its reasonable best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party (including consents of the FAA and other Governmental Bodies) that are necessary, proper or advisable to consummate the Transactions. In connection with the foregoing, Omnipoint will cooperate with and assist VoiceStream, and, with respect to matters that are within Omnipoint's power or control, will use its best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the Transactions; provided, however, no member of the VoiceStream Group or any VoiceStream Subsidiary shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to (or Holding Company's ability to retain) any member of the Omnipoint Group or any Omnipoint Investment or any material portion of the assets of the VoiceStream Group or any of the VoiceStream Group's business, product lines, or assets of the Omnipoint Group,
(iii) consummate the CIRI Transactions, and (iv) consummate the Hutchison Transaction. At VoiceStream's request, Omnipoint will commit to and implement any divestiture, hold separate or similar transaction or action with respect to any asset or business of the Omnipoint Group or any Omnipoint Investment, which commitment and implementation may, at Omnipoint's option, be conditioned upon and effective as of the Effective Time. Subject to applicable laws relating to the exchange of information, VoiceStream and Omnipoint shall have the right to review in advance, and to the extent practicable to consult with each other on, all the information relating to any member of the Omnipoint Group or any Omnipoint Investment or any member of the VoiceStream Group or VoiceStream Investment, as applicable, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Bodies in connection with the Transactions.

          (b) As promptly as practicable after the execution and delivery of this Agreement, VoiceStream and Omnipoint shall prepare all appropriate applications for FCC approval, and such other documents as may be required, with respect to the transfer of control of Omnipoint and VoiceStream to Holding Company (collectively, the "FCC Applications"). Not later than the tenth business day following execution and delivery of this Agreement, Omnipoint and VoiceStream will exchange with each other their respective completed portions of the FCC Applications. Not later than the fifteenth Business Day following the execution and delivery of this Agreement, Omnipoint and VoiceStream shall file, or cause to be filed, the FCC Applications. If the Effective Time shall not have occurred for any reason within any applicable initial consummation period, and neither Omnipoint nor VoiceStream shall have terminated this Agreement pursuant to Section 10.1, VoiceStream and Omnipoint shall jointly request one or more extensions of the consummation period of such grant. No party hereto shall knowingly take, or fail to take, any action if the intent or reasonably anticipated consequence of such action or failure to act is, or would be, to cause the FCC not to grant approval of the FCC Applications or delay either such approval or the consummation of the transfer of control of Omnipoint. VoiceStream and Omnipoint shall each pay one-half ( 1/2) of any FCC fees, if applicable, in connection with the filing or granting of approval of the FCC Applications. Each of VoiceStream and Omnipoint shall bear its own expenses in connection with the preparation and prosecution of the FCC Applications. VoiceStream and Omnipoint shall each use all reasonable efforts to prosecute the FCC Applications in good faith and with due diligence before the FCC and in connection therewith shall take such action or actions as may be necessary or reasonably required in connection with the FCC Applications, including furnishing to the FCC any documents, materials or other information requested by the FCC in order to obtain such FCC approval as expeditiously as practicable.

          (c) Promptly after the date hereof, VoiceStream and Omnipoint (as may be required pursuant to the HSR Act) will complete all documents required to be filed with the Federal Trade Commission and the Department of Justice in order to comply with the HSR Act and, not later than 10 Business Days after the date hereof, together with the Persons who are required to join in such filings, shall file the same with the appropriate Governmental Bodies. VoiceStream and Omnipoint shall each pay one-half ( 1/2) of any fees that may be payable in connection with the filing pursuant to the HSR Act. VoiceStream, and Omnipoint shall promptly furnish all materials thereafter required by any of the Governmental Bodies having jurisdiction over such filings, and shall take all reasonable actions and shall file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Bodies, as may be required under the HSR Act or other federal antitrust laws for the consummation of the Transactions and any other transactions contemplated hereby.

          (d) In addition to the filings required by the HSR Act and the Communications Act, the Parties shall (i) as promptly as possible and in any event within 15 days after the date hereof file with any other applicable Governmental Bodies (including, but not limited to the FAA) the applications and related documents required to be filed by such Governmental Bodies (and prosecute diligently any such applications, including providing such information as such Governmental Bodies may reasonably request) in order to consummate the Transactions, (ii) cooperate with each other as may reasonably be requested in connection with the foregoing, and (iii) otherwise use their best efforts to obtain promptly the requested consent and approval of the applications by any applicable Governmental Bodies. VoiceStream and Omnipoint shall each pay one half ( 1/2) of all filing or other Governmental Body filing or grant fees in connection with the applications requesting its consent to the consummation of the Transactions.

     SECTION 8.2    Registration Statement and Proxy Statement.  VoiceStream and
                    ------------------------------------------
Omnipoint shall cooperate and promptly prepare and file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the1933 Act, with respect to the Holding Company Common Stock issuable in the Mergers, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of stockholders of Omnipoint and of VoiceStream in connection with the Transactions (the "Proxy Statement/Prospectus"). The respective parties shall cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder. VoiceStream shall use all reasonable efforts, and Omnipoint shall cooperate with VoiceStream, to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Transactions. VoiceStream shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to Omnipoint and advise Omnipoint of any verbal comments with respect to the Form S-4 received from the SEC. VoiceStream shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities laws or "Blue Sky" permits or approvals required to carry out the Transactions and shall pay all expenses incident thereto. VoiceStream agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of Omnipoint and VoiceStream, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by VoiceStream in reliance upon and in conformity with written information concerning Omnipoint furnished to VoiceStream by Omnipoint specifically for use in the Proxy Statement/Prospectus. Omnipoint agrees that the written information concerning Omnipoint provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Omnipoint and VoiceStream, or, in the case of written information concerning Omnipoint provided by Omnipoint for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus shall be made by VoiceStream or Omnipoint without the approval of the other party. VoiceStream shall advise Omnipoint, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of VoiceStream Common Stock issuable in connection with the Transactions for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     SECTION 8.3    Public Announcements.  So long as this Agreement is in
                    --------------------
effect, Omnipoint and VoiceStream will consult with each other before issuing any press release or making any public statement with respect to the Transactions and except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange or NASDAQ may be issued without such consent, if the party making such release or statement has used its reasonable efforts to consult with the other party.

     SECTION 8.4    Further Assurances.  At and after the Effective Time, the
                    ------------------
officers and directors of Holding Company will be authorized to execute and deliver, in the name and on behalf of Omnipoint or VoiceStream, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Omnipoint or VoiceStream, any other actions and things to vest, perfect or confirm of record in Holding Company any and all right, title and interest in, to and under any of the rights, properties or assets of Omnipoint or VoiceStream acquired or to be acquired by Holding Company as a result of, or in connection with, the Transactions.

     SECTION 8.5    Notices of Certain Events.  Each of Omnipoint and
                    -------------------------
VoiceStream shall promptly notify the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

          (b) any notice or other communication from any Governmental Body in connection with the Transactions;

          (c) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably expected to cause any representation or warranty made by it and contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time; provided, however, that the delivery of any notice pursuant to this Section 8.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

          (d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

          (e) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13, in the case of Omnipoint, or Section 5.13, in the case of VoiceStream, or which relate to the consummation of the Transactions; and

          (f) any event, condition or state of facts which could have a Material Adverse Effect on such party.

     SECTION 8.6    Tax-free Treatment.  Prior to the Effective Time, each party
                    ------------------
shall use its best efforts to cause (i) the VoiceStream Merger to qualify as a reorganization described in Section 368(a) of the Code and/or as an exchange described in Section 351 of the Code and (ii) the Omnipoint Merger, taken together with the VoiceStream Merger and the Hutchison Transaction, to qualify as an exchange described in Section 351 of the Code, to obtain the opinions of counsel referred to in Sections 9.2(b), 9.2(c) and 9.3(b), including the execution of the letters of representation referred to therein, and will not take any action reasonably likely to cause the Mergers not to so qualify.

     SECTION 8.7    Affiliates.  Within 30 days following the date of this
                    ----------
Agreement, Omnipoint shall deliver to VoiceStream a letter identifying all known Persons who may be deemed "affiliates" of Omnipoint under Rule 145 of the 1933 Act (a "Omnipoint Rule 145 Affiliate"). Omnipoint shall use its best efforts to obtain a written agreement from each Omnipoint Rule 145 Affiliate as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit B hereto. Holding Company shall be entitled to place legends as specified in such Omnipoint Rule 145 Affiliate letters on the certificates evidencing any Holding Company Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Holding Company Common Stock, consistent with the terms of such Affiliate letters.

     SECTION 8.8    Stockholders' Meeting.
                    ---------------------

          (a) Each of Omnipoint and VoiceStream shall cause a meeting of its respective stockholders (the "Omnipoint Stockholders' Meeting" and the "VoiceStream Stockholders' Meeting" respectively) to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of (i) in the case of VoiceStream, this Agreement, the VoiceStream Merger Agreement and the VoiceStream Merger and (ii) in the case of Omnipoint, this Agreement, the Omnipoint Merger Agreement and the Omnipoint Merger. In connection with each party's respective meeting, each party will, (i) subject to
Section 8.8(b), use its reasonable best efforts to obtain such approvals from its respective stockholders and (ii) otherwise comply with all legal requirements applicable to such meeting.

          (b) Except as provided below, the Board of Directors of each party shall unanimously recommend approval and adoption of this Agreement and the Transactions by its respective stockholders and VoiceStream and Omnipoint shall each take all lawful action to solicit such approval, including timely mailing of the Proxy Statement/Prospectus. Omnipoint shall be permitted to withdraw, or modify in a manner adverse to VoiceStream, its recommendation to its stockholders, but only if (i) the Board of Directors of Omnipoint determines in good faith by majority vote, on the basis of the advice of Omnipoint's outside counsel that it must take such action in order for the Board of Directors to comply with its fiduciary duties under applicable Delaware Law, (ii) Omnipoint shall have delivered to VoiceStream three business days' prior written notice advising VoiceStream that it intends to take such action and Omnipoint's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by VoiceStream and (iii) Omnipoint has fully and completely complied with Sections 6.2 and 8.5. Unless this Agreement is previously terminated in accordance with Article 10, each party shall submit this Agreement to its stockholders at the meeting required to be called and held pursuant to Section 8.8(a), even if such party's Board of Directors determines at any time after the date hereof that it is no longer advisable or recommends that its stockholders reject it.

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

     SECTION 8.9    Conduct of Business by Holding Company and the Merger
                    -----------------------------------------------------
Subsidiaries Pending the Mergers.  Prior to the Effective Time, the parties
--------------------------------
shall cause Holding Company and the Merger Subsidiaries to (a) perform their respective obligations under this Agreement and the Merger Agreements in accordance with the terms hereof and thereof and take all other actions necessary or appropriate for the consummation of the Transactions, (b) not incur directly or indirectly any liabilities or obligations except those incurred in connection with the consummation of this Agreement, the Merger Agreements and the Transactions (c) not engage directly or indirectly in any business or activities of any type or kind whatsoever and not enter into any agreements or arrangements with any person or entity, or be subject to or be bound by any obligation or undertaking which is not contemplated by this Agreement or the Merger Agreements and (d) not create, grant or suffer to exist any Lien upon their respective properties or assets which would attach to any properties or assets of VoiceStream or Omnipoint after the Effective Time.


                                   ARTICLE 9

                           CONDITIONS TO THE MERGER

     SECTION 9.1    Conditions to the Obligations of Each Party.  The
                    -------------------------------------------
obligations of Omnipoint, Holding Company and VoiceStream to consummate the Transactions are subject to the satisfaction of the following conditions:

          (a) the Omnipoint Stockholders' Approval shall have been obtained;

          (b) any applicable waiting period under the HSR Act relating to the Transactions shall have expired or been terminated;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Transactions;

          (d) the shares of Holding Company Common Stock to be issued in the Transactions shall have been approved for listing on the NASDAQ, subject to official notice of issuance;

          (e) all Governmental Consents shall have been obtained and be in effect, and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure to obtain would not, and such limitations, conditions, restrictions or obligation as would not, individually or in the aggregate, be reasonably expected to have a Omnipoint Material Adverse Effect or VoiceStream Material Adverse Effect;

          (f) no court, arbitrator or Governmental Body shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of VoiceStream and the VoiceStream Subsidiaries or Omnipoint and the Omnipoint Subsidiaries after the Effective Time that would be reasonably expected to have a VoiceStream Material Adverse Effect or Omnipoint Material Adverse Effect (after giving effect to the Transactions);

          (g) the CIRI Transactions shall have been consummated prior to the Effective Time;

          (h) the VoiceStream Stockholders' Approval shall have been obtained;

          (i) the Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of VoiceStream or Omnipoint, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of Holding Company Common Stock to be issued to Omnipoint stockholders in connection with the Transactions shall have been received;

          (j) the Hutchison Transaction shall be consummated on, or prior to, the Effective Time; and

          (k) the FCC Consent shall have become a Final Order and shall not contain any conditions with respect to Omnipoint or VoiceStream, which conditions would have a VoiceStream Material Adverse Effect or Omnipoint Material Adverse Effect.

     SECTION 9.2    Conditions to the Obligations of VoiceStream.  The
                    --------------------------------------------
obligations of VoiceStream to consummate the Transactions are subject to the satisfaction of the following further conditions:

          (a) (i) Omnipoint shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Omnipoint contained in this Agreement and in any certificate or other writing delivered by Omnipoint pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or a Omnipoint Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations or warranties that address matters only as of a certain date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect, and (iii) VoiceStream shall have received a certificate signed by an executive officer of Omnipoint to the foregoing effect;

          (b) VoiceStream shall have received an opinion of Jones Day, in form and substance reasonably satisfactory to VoiceStream on the basis of certain facts, representations and assumptions set forth in the opinion, dated the Closing Date, to the effect that (i) the VoiceStream Merger will be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code, and (ii) each of VoiceStream, Holding Company and, in the case of a reorganization described in Section 368(a)(2)(E) of the Code, Merger Sub A, will be a party to the reorganization within the meaning of Section 368(b) of the Code; or to the effect that the VoiceStream Merger will be treated as a transfer of property by the VoiceStream stockholders, other than holders of Dissenting Shares, to Holding Company described in Section 351(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of VoiceStream and Holding Company in substantially the same form as Exhibits C and D;

          (c) VoiceStream shall have received an opinion of Jones Day, in form and substance reasonably satisfactory to VoiceStream on the basis of certain facts, representations and assumptions set forth in the opinion, dated the Closing Date, to the effect that the Transactions should not cause the spinoff of VoiceStream on May 3, 1999 (the "Spinoff") to fail to be a transaction described in Section 355(a) of the Code with respect to the shareholders of Western. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation, including representations of officers of VoiceStream;

          (d) no Default Event shall occur, or shall reasonably be expected to occur, as a result of the consummation of the Transactions;

          (e) VoiceStream shall have received an opinion of regulatory counsel of Omnipoint, dated the Effective Time, containing the items listed on Exhibit E;

          (f) VoiceStream shall have received an opinion of corporate counsel to Omnipoint in form and substance reasonably acceptable to VoiceStream;

          (g) no more than 10% of the shares of Omnipoint Common Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares; and

          (h) no more than 10% of the shares of VoiceStream Common Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

     SECTION 9.3    Conditions to the Obligations of Omnipoint.  The obligations
                    ------------------------------------------
of Omnipoint to consummate the Transactions are subject to the satisfaction of the following further conditions:

          (a) VoiceStream shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

          (b) Omnipoint shall have received the opinion of Piper Marbury, based upon reasonable requested representation letters and dated the Closing Date, to the effect that (i) the Omnipoint Merger will be treated as a transfer of property to Holding Company by the holders of Omnipoint Common Stock described in Section 351(a) or Section 351(b) of the Code and (ii) no gain or loss will be recognized for federal income tax purposes by Omnipoint in connection with the Transactions. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of Omnipoint, VoiceStream and Holding Company and of 5% or greater shareholders of Omnipoint and VoiceStream, in substantially the same form as Exhibits F-1 through F-5.

          (c) the representations and warranties of VoiceStream contained in this Agreement and in any certificate or other writing delivered by VoiceStream pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or VoiceStream Material Adverse Effect or any similar standard or qualification shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a VoiceStream Material Adverse Effect;

          (d) Omnipoint shall have received an opinion of regulatory counsel to VoiceStream, dated the Effective Time, containing the items listed on Exhibit G;

          (e) Omnipoint shall have received a certificate signed by an executive officer of VoiceStream certifying as to the matters set forth in (a) and (c);

          (f) Omnipoint shall have received an opinion of corporate counsel to VoiceStream in form and substance reasonably acceptable to Omnipoint; and

          (g) VoiceStream shall not have agreed to any modification of the exchange rights agreement with the Cook Entities which would increase the number of shares of Holding Company Common Stock issuable to the Cook Entities upon exercise of their exchange rights which they received in the CIRI Transactions.

          Notwithstanding anything contained to the contrary in Section 9.3(c) or anywhere else in this Agreement, VoiceStream may enter into any Subsequent Transaction, and neither any changes of any representation or warranty of VoiceStream contained in this Agreement as a result of any Subsequent Transaction, nor any amendments or exceptions to the VoiceStream Disclosure Schedule resulting from or related to any Subsequent Transaction, shall result in a failure of the conditions set forth in Section 9.3(c); provided, in each case, that any such Subsequent Transaction would not, or would reasonably not be expected to prevent, impair or materially delay the ability of Omnipoint or VoiceStream to consummate the Transactions.

                                  ARTICLE 10

                                  TERMINATION

     SECTION 10.1   Termination.  This Agreement may be terminated and the
                    -----------
Transactions may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of Omnipoint or of VoiceStream):

          (a) by mutual written agreement of Omnipoint and VoiceStream;

          (b) by either Omnipoint or VoiceStream, if:

               (i) the Transactions have not been consummated on or before March 31, 2000 (the "End Date"); provided that if (A)(x) the Effective Time has not occurred by March 31, 2000 by reason of the non-satisfaction of any of the conditions set forth in Sections 9.1(a), 9.1(b), 9.1(c), 9.1(d), 9.1(e), 9.1(f), 9.1(g), 9.1(i), 9.1(j) and 9.1(k) and (y) all other conditions in Article 9 have theretofore been satisfied or waived or are then capable of being promptly satisfied then, either party may, upon written notice to the other party given on or before March 31, 2000, extend the End Date to June 30, 2000; provided further that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Transactions to be consummated by the End Date; or

               (ii) (A) there shall be any law or regulation that makes consummation of the Transactions illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Body having competent jurisdiction enjoining Omnipoint and VoiceStream from consummating the Transactions is entered and such judgment, injunction, order or decree shall have become final and non-appealable;

          (c)  by VoiceStream, if:

               (i) the Board of Directors of Omnipoint shall have failed to recommend or withdrawn, or modified in a manner adverse to VoiceStream, its approval or recommendation of this Agreement and the Transactions, or shall have failed to call the Omnipoint Stockholders' Meeting in accordance with
     Section 8.8(a) (or the Board of Directors of Omnipoint resolves to do any of the foregoing);

               (ii) Omnipoint shall have willfully and materially breached any of its obligations under Sections 8.8(b) or 6.2; or

               (iii) Omnipoint Stockholders' Approval shall not have been obtained at the Omnipoint Stockholders' Meeting (or any adjournment or postponement thereof);

               (iv) a breach of any representation, warranty, covenant or agreement on the part of Omnipoint set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or

          (d)  by Omnipoint, if:

               (i) the Board of Directors of VoiceStream shall have failed to recommend or withdrawn, or modified in a manner adverse to VoiceStream, its approval or recommendation of this Agreement and the Transactions, or shall have failed to call the VoiceStream Stockholders' Meeting in accordance with Section 8.8(a) (or the Board of Directors of VoiceStream resolves to do any of the foregoing);

               (ii) VoiceStream shall have willfully and materially breached any of its obligations under Sections 8.8(b);

               (iii) VoiceStream Stockholders' Approval shall not have been obtained at the VoiceStream Stockholders' Meeting (or any adjournment or postponement thereof); or

               (iv) a breach of any representation, warranty, covenant or agreement on the part of VoiceStream set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.3(a) and (c) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date.

          The party desiring to terminate this Agreement pursuant to this
Section 10.1 (other than pursuant to Section 10.1(a)) shall give notice of such termination to the other party.

     SECTION 10.2   Effect of Termination.  If this Agreement is terminated
                    ---------------------
pursuant to Section 10.1, this Agreement shall become void and of no effect without liability, except as set forth in Section 10.3, of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that the agreements contained in this Section 10.2 and in the Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any breach by such party of this Agreement.

     SECTION 10.3   Fees and Expenses.
                    -----------------

          (a) Except as otherwise provided in this Section 10.3 or Section 8.1(c), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense whether or not the Transactions are consummated; provided that Omnipoint and VoiceStream shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Proxy Statement/Prospectus and except as set forth on Section 8.1(c).

          (b) If this Agreement is terminated pursuant to Section 10.1(c)(i) or
Section 10.1(c)(ii), Omnipoint shall pay to VoiceStream a termination fee of $70,000,000 in cash (the "Termination Fee").

          (c) If (A) this Agreement is terminated pursuant to Section 10.1(c)(iii), (B) after the date hereof and prior to the Omnipoint Stockholders' Meeting, an Acquisition Proposal is made or continued or renewed by any Person and not withdrawn prior to such meeting and (C) within one year of the Omnipoint Stockholders' Meeting, either (1) Omnipoint or any Omnipoint Subsidiary enters into an agreement with such Person with respect to an Acquisition Proposal which provides for (x) transfer or issuance of securities representing more than 50% of the equity or voting interests in Omnipoint, (y) a merger, consolidation, recapitalization or another transaction resulting in the issuance of cash or securities of such Person (other than a reincorporation or a holding company merger that results in the Omnipoint stockholders owning all of the equity interests in the surviving corporation) to Omnipoint stockholders in exchange for more than 50% of the equity or voting interests in Omnipoint, or (z) transfer of assets, securities or ownership interests representing more than 50% of the consolidated assets or earning power of the Omnipoint Group, or (2) any Person or Group commences a tender offer that results in the acquisition by the Person making the tender offer of a majority of the Omnipoint Common Stock, then Omnipoint shall pay to VoiceStream the Termination Fee.

          (d) Any payment of the Termination Fee pursuant to this Section 10.3 shall be made within one Business Day after termination of this Agreement except that any payment of the Termination Fee pursuant to Section 10.3(c) shall be paid within one Business Day after it becomes payable. Any payment of the Termination Fee shall be made by wire transfer of immediately available funds. If one party fails to pay to the other promptly any fee or expense due hereunder (including the Termination Fee), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of The Bank of New York in New York City from the date such fee was required to be paid to the date it is paid.

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

                                  ARTICLE 11

                                 MISCELLANEOUS

     SECTION 11.1   Notices.  All notices, requests and other  communications to
                    -------
any party hereunder shall be in writing (including facsimile transmission) and shall be given,

          if to VoiceStream or Holding Company, to:

               3650 131 Avenue SE
               Bellevue, Washington 98006
               Attention: Alan R. Bender, Esq.
               Fax: (425) 586-8080

          with a copy to:

               Friedman Kaplan & Seiler llp
               875 Third Avenue
               New York, New York  10022
               Attention:  Barry A. Adelman, Esq.
               Fax: (212) 355-6401

          if to Omnipoint, to:

               Omnipoint Corporation
               Three Bethesda Metro Center
               Suite 400
               Bethesda, Maryland 20814
               Attention:  Doug G. Smith
               Fax: (301) 951-3591

          with copies to:

               Piper & Marbury L.L.P.
               1200 Nineteenth Street, N.W.
               Washington, D.C.  20036
               Attention: Edwin M. Martin, Jr., Esq.
               Fax: (202) 233-2085

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall

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

be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     SECTION 11.2   Reliance on Representations.  Notwithstanding any
                    ---------------------------
investigation knowledge or review made at any time by or on behalf of any party hereto, the parties acknowledge and agree that all representations and warranties contained in this Agreement, or in the Exhibits or in any of the documents, certification or agreements delivered in connection therewith are being relied upon as a material inducement to enter into this Agreement and the Transactions.

     SECTION 11.3   Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or, except as provided under Section 10.2 of this Agreement, the termination of this Agreement.

     SECTION 11.4   Amendments; No Waivers.
                    ----------------------

          (a) Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the stockholders of Omnipoint, no such amendment or waiver shall be made or given that requires the approval of the stockholders of Omnipoint unless the required approval is obtained.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.5   Successors and Assigns.  The provisions of this Agreement
                    ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     SECTION 11.6   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

     SECTION 11.7   Jurisdiction.  Any suit, action or proceeding seeking to
                    ------------
enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in any federal court located in the State of Delaware or any

Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

     SECTION 11.8   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY
                    --------------------
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

     SECTION 11.9   Counterparts; Effectiveness.  This Agreement may be signed
                    ---------------------------
in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     SECTION 11.10  Entire Agreement; No Third Party Beneficiaries.  This
                    ----------------------------------------------
Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Except as set forth in Sections 7.2 and 7.4 above, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

     SECTION 11.11  Captions.  The captions herein are included for convenience
                    --------
of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 11.12  Severability.  If any term, provision, covenant or
                    ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions be consummated as originally contemplated to the fullest extent possible.

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

     SECTION 11.13  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.14  Schedules.  Each of Omnipoint and VoiceStream has set forth
                    ---------
information in its respective Disclosure Schedule in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Schedules must be set forth in any other relevant section of the Disclosure Schedule irrespective of its relevance to the latter section of the Disclosure Schedule or section of the Agreement being apparent on the face of the information disclosed in the Disclosure Schedule. The fact that any item of information is disclosed in a Disclosure Schedule to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement except as otherwise expressly set forth in such Disclosure Schedules.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                              VOICESTREAM WIRELESS CORPORATION



                              By: /s/ John W. Stanton
                                 ----------------------------------------
                              Name: John W. Stanton
                              Title: Chairman



                              OMNIPOINT CORPORATION


                              By: /s/ Douglas G. Smith
                                 ----------------------------------------
                              Name: Douglas G. Smith
                              Title: Chairman, President & CEO




                              VOICESTREAM WIRELESS HOLDING
                               CORPORATION


                              By: /s/ Donald Guthrie
                                 ----------------------------------------
                              Name: Donald Guthrie
                              Title: Vice Chairman